                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                      Exchange Act of 1934 (Amendment No. )
                           Filed by the Registrant (X)

                 Filed by a Party other than the Registrant ( )

                           Check the appropriate box:

                         (X) Preliminary Proxy Statement

            ( ) Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)(2))

            ( ) Definitive Proxy Statement

            ( ) Definitive Additional Materials

            ( ) Soliciting Material Pursuant to Section 240.14a-11(c) or
                Section 240.14a-12

                              DIOMED HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

       ( ) Fee paid previously with preliminary materials.

       ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule, or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

                              DIOMED HOLDINGS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JUNE [___], 2003

         As a stockholder of DIOMED HOLDINGS, INC., a Delaware corporation (the "Company"), you are cordially invited to be present, either in person or by proxy, at the Annual Meeting of Stockholders of the Company to be held at the offices of our counsel, McGuireWoods LLP, 9 W. 57th Street, Suite 1620, New York, NY 10019 at 9:00 a.m., local time, on June [___], 2003, for the following purposes:

         1. To elect eight Directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified;

         2. To approve amendments to the Company's Certificate of Incorporation to increase the number of shares of the Company's Common Stock, par value $.001, authorized for issuance;

         3.       To approve the Diomed Holdings, Inc. Omnibus Incentive Plan;

         4. To approve amendments to the Company's Certificate of Incorporation in order to effect a reverse stock split pursuant to which the Company's outstanding shares of Common Stock would be exchanged for new shares of Common Stock in an exchange ratio, to be authorized by the Board of Directors, ranging from one newly issued share of Common Stock for each 10 outstanding shares of Common Stock to one newly issued share of Common Stock for each 35 outstanding shares of Common Stock;

         5. To approve the issuance of 30,138,792 shares of Common Stock upon the conversion of the Company's Class C Convertible Preferred Stock, par value $0.001, and Class D Convertible Preferred Stock, par value $.001, and to list the Common Stock issued upon conversion for trading on the American Stock Exchange;

         6. To ratify the selection of BDO Seidman, LLP as the Company's auditors for 2003; and

         7. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on May 27, 2003 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

         We hope you can attend the Annual Meeting in person. Even if you plan to attend, however, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting. Your attention is directed to the attached Proxy Statement.

                                   By Order of the Board of Directors,
                                   /s/ LISA M. BRUNEAU
                                    Secretary

Andover, Massachusetts
June [___], 2003

                              DIOMED HOLDINGS, INC.
                                 ONE DUNDEE PARK
                                ANDOVER, MA 01810
                                  978-475-7771

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JUNE [___], 2003


         The Annual Meeting of Stockholders (the "Annual Meeting") of Diomed Holdings, Inc., a Delaware corporation (the "Company"), will be held on June [___], 2003, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors on behalf of the Company in connection with such meeting and any continuation or adjournment thereof. A copy of the Company's Annual Report on Form 10-KSB/A, including financial statements, for the year ended December 31, 2002, has been sent simultaneously to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement, the enclosed form of proxy and the Form 10-KSB/A are first being sent to the stockholders on or about June [___], 2003.

SOLICITATION

         The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain Directors, officers and employees of the Company may solicit proxies in person or by telephone at no additional compensation. The Company will also request record holders of Common Stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request will reimburse such record holders for the costs of forwarding the material in accordance with customary charges.

REVOCATION

         Any proxy given pursuant to this solicitation (1) may be revoked by the filing with and receipt by the Secretary of the Company of a written revocation or duly executed proxy bearing a later date and (2) does not preclude the stockholder from voting in person at the Annual Meeting, if he or she so desires. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies that have been properly executed.

VOTING PROXIES

         If a stockholder specifies on such proxy a choice with respect to the proposal to be acted upon, the proxy will be voted in accordance with such specification. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY IN FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND FOR EACH PROPOSAL LISTED ON THE PROXY CARD. If necessary, and unless the shares represented by the proxy are voted against the election of the nominees for Director named in this Proxy Statement and the proposals described herein, the persons named in the proxy also may vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve the matters being considered at the Annual Meeting.

RECORD DATE

         Holders of record of the Company's Common Stock, par value $0.001 per share ("Common Stock"), Class C Convertible Preferred Stock, par value $0.001 per share ("Class C Convertible Preferred Stock") and Class D Convertible Preferred Stock, par value $0.001 per share ("Class D Convertible Preferred Stock") at the close of business on May 27, 2003 (the "Record Date") have the right to receive notice of and to vote at the Annual Meeting. As of the Record Date, 29,711,749 shares of Common Stock were issued and outstanding, 20 shares of Class C Convertible Preferred Stock (convertible into a total of 27,117,240 shares of Common Stock) were issued and outstanding and 24 shares of Class D Convertible Preferred Stock (convertible into a total of 3,021,552 shares of Common Stock) were issued and outstanding.

VOTING RIGHTS

         Each holder of record of Common Stock is entitled to one vote for each share held with respect to each matter, except the election of Directors, to be voted upon at the Annual Meeting. With respect to the election of Directors, each stockholder shall be entitled to cast as many votes as shall equal the number of votes that such stockholder would be entitled to cast (but for the provision of cumulative voting), multiplied by the number of Directors to be elected. For example, a holder of eight shares of Common Stock would be entitled to cast 56 votes in the election of Directors, which is equal to the eight shares held multiplied by the eight Directors to be elected. A holder may cast, in the holder's discretion, all of such holder's votes for one nominee or may distribute the votes for any two or more nominees. The holders of the Class C Convertible Preferred Stock and Class D Convertible Preferred Stock shall each be entitled to vote the number of votes equal to the number of shares of the Common Stock into which such shares are convertible. Accordingly, the holders of the Class C Convertible Preferred Stock are entitled to cast, in the aggregate, 27,117,240 votes, and the holders of the Class D Convertible Preferred Stock are entitled to cast, in the aggregate, 3,021,552 votes. In all matters to be voted upon at the Annual Meeting, the holders of the shares of the Class C Convertible Preferred Stock, the holders of the Class D Convertible Preferred Stock and the holders of the Common Stock vote as one class.

         If all members of the single class were to attend the meeting and vote, they would cast a total of 59,850,541 votes. As a result of certain agreements with its stockholders and based upon information received from its officers and directors, 32,114,693 votes will be cast for the election of persons nominated to become members of the Board of Directors under Proposal 1 and for each of Proposals 2, 3, 4, and 6. The basis for the Company's expectation as to affirmative votes to be cast is summarized as follows:

----------------------------------------------------------------------- -------------------------------------

                            Record Holders                                  Affirmative Votes to be Cast
----------------------------------------------------------------------- -------------------------------------
Directors and officers (including director's spouse)                                    268,198
Affiliates of directors subject to voting agreements                                 25,067,185
Other stockholders subject to voting agreements                                       6,779,310

----------------------------------------------------------------------- -------------------------------------

         This margin of 32,114,693 affirmative votes will elect the nominees named in Proposal 1 and will approve Proposals 2, 3, 4 and 6, even if all other stockholders vote against the matters.

         With regard to Proposal 5, stockholders otherwise eligible to cast 25,335,383 votes are interested in the Proposal and therefore will abstain. This Proposal will be approved if the number of votes cast in favor of the Proposal exceeds the number of votes cast against the Proposal.

QUORUM

         Presence in person or by proxy of the holders representing a majority of the outstanding shares of capital stock entitled to vote at the Annual Meeting (or, 29,925,271 shares) will constitute a quorum. Shares for which the holder has elected to abstain or has withheld authority to vote (including broker non-votes) on a matter will count toward a quorum but will have different effects on the outcome of the vote on such matter. A "broker non-vote" is a vote withheld by a broker on a particular matter in accordance with stock exchange regulations because the broker has not received instructions from the customer for whose account the shares are held.

VOTE REQUIRED

         Proposals 2 and 4 to come before the Annual Meeting will be approved if the holders of shares entitled to cast at least 29,925,271 votes who are present in person or represented by proxy at the Annual Meeting approve those proposals. Proposals 3, 5 and 6 and action on all other matters to come before the Annual Meeting shall be approved if the votes cast in favor of the matter are a majority of the votes cast at the Annual Meeting by stockholders who are present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter, unless a greater number of affirmative votes is required under Delaware law or the Company's Certificate of Incorporation. For purposes of determining the number of votes cast with respect to any voting matter, only those votes cast "FOR" or "AGAINST" are included. Shares for which the holder has elected to abstain or has withheld authority to vote on a matter will count toward a quorum but will have different effects on the outcome of the vote on such matter. An abstention from voting on Proposals 2 through 6 has the same legal effect as a vote against the matter, even though the stockholder may interpret such action differently. A "broker non-vote" is a vote withheld by a broker on a particular matter in accordance with stock exchange regulations because the broker has not received instructions from the customer for whose account the shares are held. Under applicable Delaware law, broker non-votes on a matter will have no effect on the outcome of the vote.

HISTORY OF CORPORATE STRUCTURE

      The Company is a corporation originally formed under the laws of the State of Nevada on March 3, 1998 under the name Natexco Corporation ("Natexco"). On February 11, 2002, Natexco changed its name to Diomed Holdings, Inc. On February 14, 2002, the Company acquired Diomed, Inc. ("Diomed") in a Merger. As a result of the Merger, Diomed became a wholly owned subsidiary of the Company, and the business of the Company now is principally the business of Diomed. Under the terms of the Merger, the Company issued Class A Convertible Preferred Stock, par value $0.001 per share (the "Class A Convertible Preferred Stock") to the former stockholders of Diomed. These shares of Class A Convertible Preferred Stock have since converted into Common Stock, and no Class A Convertible Preferred Stock remains outstanding. After the Merger, the Board of Directors of the Company determined that it was in the best interests of the Company and its stockholders for the Company to change its state of incorporation from Nevada to Delaware. On May 13, 2002, after obtaining stockholder approval, the reincorporation was effected by a Migratory Merger transaction, and the Company is now a Delaware corporation.

         Diomed itself was incorporated on December 24, 1997 in Delaware. On June 23, 1998, in a share exchange transaction, Diomed, Ltd., a company formed under the laws of the United Kingdom in 1991, became a wholly owned subsidiary of Diomed. Also on June 23, 1998, Diomed acquired the business of Laserlite LLC, a US-based distributor of aesthetic laser systems, by issuing Diomed stock in exchange for the outstanding membership interests of Laserlite.

         As a result of these corporate events, some of our stockholders originally invested in Natexco, Diomed Ltd. or Laserlite.

      Our corporate history and the terms of the Merger and the Migratory Merger are discussed in greater detail in our Annual Report to stockholders for 2002. A copy of this Annual Report accompanies this Proxy Statement.



                                                        BENEFICIAL OWNERSHIP

         The following table sets forth beneficial ownership information as of May 7, 2003 for the Company's Common Stock owned by:

         o the Company's Chief Executive Officer and other executive officers whose salary and bonuses for 2002 exceeded $100,000 (the "Named Executive Officers"),

         o        each Director,

         o        the Company's Directors and executive officers as a group, and

         o each person who is known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock.

         To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted.

                                             AMOUNT AND NATURE OF
NAME                                         BENEFICIAL OWNERSHIP          PERCENT OF CLASS(1)

Sam Belzberg                                 25,117,185 (2)                       41.5%
Gary Brooks                                           0                              0%
A. Kim Campbell                                  62,500 (3)                         .1%
Geoffrey Jenkins                                 50,000 (4)                         .1%
Peter Klein                                           0 (5)                         .0%
Peter Norris                                    226,976 (6)                         .3%
David Swank                                           0                              0%
James A. Wylie, Jr.                             475,898 (7)                         .8%
Lisa Bruneau                                     18,230 (8)                         .1%
Kevin Stearn                                     61,761 (9)                         .1%

All officers, Directors and 10% owners       26,012,550                           42.9%
as a group (10 persons)

(1) Based on a total of 60,468,534 shares of Common Stock outstanding, consisting of (i) 29,711,749 shares of Common Stock issued and outstanding, (ii) assuming the conversion of all shares of Class C Convertible Preferred Stock and Class D Convertible Preferred Stock issued and outstanding (convertible into 27,117,240 shares of Common Stock and 3,021,552 shares of Common Stock, respectively), and (iii) assuming the exercise of 677,167 stock options (which includes only those options which will be vested and therefore exercisable as of July 7, 2003). Percentages shown for all officers, Directors and 10% owners as a group calculated on an aggregate basis; percentages shown for individuals are rounded to the nearest one-tenth of one percent.

(2) Mr. Belzberg is an affiliate of Gibralt Capital Corp. and Gibralt US, Inc., and Mr. Belzberg therefore beneficially owns the securities held by these entities. As of May 7, 2003, (i) Gibralt Capital owned 999,999 shares of Common Stock, (ii) Gibralt US owned 959,500 shares of Common Stock which it had acquired on January 17, 2003 from certain other stockholders in a private transaction, (iii) Gibralt US owned 15 shares of Class C Convertible Preferred Stock, convertible into a total of 20,337,930 shares of Common Stock, (iv) Gibralt US owned 20 shares of Class D Convertible Preferred Stock, convertible into a total of 2,769,756 shares of Common Stock, and (v) Mr. Belzberg owned 50,000 stock options, which were fully vested.

(3)      Consisting of 62,500 stock options.

(4)      Consisting of 50,000 stock options.

(5) All 166,375 stock options formerly held by Mr. Klein were automatically terminated because they were not exercised within 90 days after his resignation as president and chief executive officer.

(6) Consisting of 16,402 shares of Common Stock owned by Mr. Norris' spouse, 1 share of Class D Convertible Preferred Stock, convertible into 125,898 shares of Common Stock and 84,676 stock options.

(7) Consisting of 350,0000 stock options and 1 share of Class D Convertible Preferred Stock, convertible into 125,898 shares of Common Stock.

(8)      Consisting of 18,230 stock options.

(9)      Consisting of 61,761 stock options.

CHANGES IN CONTROL

         As depicted in the above beneficial ownership table, by virtue of the securities Samuel Belzberg beneficially owns, Mr. Belzberg owns approximately 41% of the voting securities of the Company. In addition, Mr. Belzberg owns notes issued by Diomed in the aggregate principal amount of up to $2,600,000. None of these notes is convertible into Common Stock. The terms of notes in the principal amount of up to $1,100,000 are, however, redeemable if the Company completes a future financing transaction into shares of Common Stock or other securities which we may issue in such a future financing, on the same terms as the other investors in the financing. As a result of such a redemption, or as a result of his participation as an investor in a future financing, Mr. Belzberg may acquire beneficial ownership of greater than 50% of our outstanding voting securities, in which case he will obtain control of the Company.

         Moreover, although he does not beneficially own securities owned by his son or his brother, as of May 7, 2003, Mr. Belzberg's son, Mark Belzberg, through his affiliate, Winton Capital Holdings, Ltd., beneficially owned 2,745,000 shares of Common Stock and warrants to purchase up to an additional 40,000 shares of Common Stock, and Mr. Belzberg's cousin, Morris Belzberg, beneficially owns Class C Convertible Preferred Stock convertible into 4,067,586 shares of Common Stock. If Mr. Belzberg were to acquire beneficial ownership or voting control of the voting securities beneficially owned by his son and his cousin, then Mr. Belzberg could acquire control of the Company.

         In addition, if we complete a future financing transaction that entails the issuance of greater than 50% of our currently outstanding voting securities and the investors in that financing share beneficial ownership or voting control over these newly issued securities, then these investors may obtain control of the Company.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act requires the Company's Directors, executive officers and persons who own more than 10% of any class of the Company's capital stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership and to provide copies of such reports to the Company. Based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2002, the Company believes that all of the filing requirements applicable to its officers, Directors and beneficial owners of greater than 10% of its Common Stock were complied with during the most recent fiscal year, except as follow.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Board of Directors is composed of eight Directors. Directors are elected annually to serve until the next annual meeting of stockholders, or until their successors are elected and have been qualified. As a result, the terms of each of the nominees below will expire at the Annual Meeting.

         Although all nominees have indicated their willingness to serve if elected, if at the time of the Annual Meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate.

         Information about the nominees for election as Directors appears below:

                                      DIRECTOR    PRINCIPAL OCCUPATION DURING
NAME                         AGE       SINCE      LAST FIVE YEARS AND DIRECTORSHIPS
Geoffrey Jenkins             51         2002      Mr. Jenkins has been a Director of Diomed since 2001, a Director of the Company since the February 2002 Merger, is Chairman of the
                                                  Compensation Committee and has been the Chairman of the Board of
                                                  Directors of the Company since January 2003.  Mr. Jenkins has over twenty-five years of experience in building consumer and
                                                  professional healthcare companies.  In 2000, he founded and became the president of UV-Solutions, LLC, a product development company.
                                                  From 1998 to 2000, Mr. Jenkins held the positions of chief operating officer and then president of MDI Instruments, which was acquired by Becton Dickinson in 1999.  MDI Instruments developed and marketed diagnostic devices for the healthcare market.  Mr.
                                                  Jenkins holds a BS and BA from Clarkson University, awarded in 1976.

Sam Belzberg                 75         2002      Mr. Belzberg has been a Director of Diomed since 2001 and a
                                                  Director of the Company since the February 2002 Merger.  During the past five years and prior thereto, Mr. Belzberg has principally been the president of Gibralt Capital Corporation, a Canadian private investment company which Mr. Belzberg founded.  Gibralt
                                                  Capital and its affiliates hold equity interests in several private and public operating companies, as well as significant real estate holdings.  Mr. Belzberg is a Director of Education Lending, of Del
                                                  Mar, California, e-Sim Ltd. of Jerusalem, Israel and Bar Equipment
                                                  Corporation of America of Commerce, California.  He is the Chairman
                                                  of the Dystonia Medical Research Foundation, which he and his wife founded in 1977, and is Chairman of the Simon Wiesenthal Center of
                                                  Los Angeles.  Mr. Belzberg received a Bachelor of Commerce Degree from the University of Alberta in 1948.

Gary Brooks                  69         2003      Mr. Brooks has been a Director of the Company since March 2003, and is a member of the Audit Committee.  Mr. Brooks is a nationally recognized turnaround consultant and crisis manager.  During the past five years and prior thereto, Mr. Brooks has principally served as Chairman and Chief Executive Officer of Allomet Partners,
                                                  Ltd. where since 1985 he has provided turnaround consulting and interim management services to more than 400 companies.  He has over thirty-five years of diversified executive management experience.  Mr. Brooks earned a BS in Biochemical Engineering and
                                                  Industrial Management from Massachusetts Institute of Technology in
                                                  1955 and an MS in Chemical Engineering and Operations Research from the University of Rochester in 1959.


Kim Campbell                 56         2002      Ms. Campbell has been a Director of the Company since March 2002, and is a member of the Compensation Committee.  Ms. Campbell served as Canada's 19th (and first female) Prime Minister in 1993.  She was also Canada's Minister of Justice, Attorney General and
                                                  Minister of National Defense. Currently, Ms. Campbell is a Visiting
                                                  Professor of Practice at the John F. Kennedy School of Government
                                                  at Harvard University.  In 2000, she completed a four-year term as
                                                  Consul General of Canada in Los Angeles, California, in which she fostered trade in the high-tech and biotechnology industries.  Ms.
                                                  Campbell holds a range of prestigious positions, including Senior
                                                  Fellow of the Gorbachev Foundation of North America in Boston,
                                                  Massachusetts, and member of the International Council of the Asia
                                                  Society of New York.  Ms. Campbell is chair of the Council of Women
                                                  World Leaders, an organization of current and former women
                                                  Presidents and Prime Ministers, and deputy president of the Club of
                                                  Madrid, an organization of former heads of state and government that supports democratic transition.  Ms. Campbell holds a BA and an LLB from the University of British Columbia, awarded in 1969 and
                                                  1983, respectively, performed Doctoral work in Soviet government at the London School of Economics from 1970 to 1973 (ABD), and holds four honorary doctorates.

Peter Klein                  49         2002      Mr. Klein has been a Director of Diomed since 1999 and a Director of the Company since the February 2002 Merger. Mr. Klein has served as the president and chief executive officer of Diomed from June
                                                  1999 and of the Company since the Merger through January 2003, at which time he resigned from the office of president and chief executive officer but remained a Director.  For thirteen years prior to joining Diomed, Mr. Klein has served as an executive in the medical image processing business, first as founder, president and co-chairman of Tomtec Imaging Systems, then as president and chief executive officer of Medison America, Inc. a subsidiary of the Korean Group Medison.

Peter Norris                 48         2002      Mr. Norris has been a Director of Diomed since 2000 and a Director of the Company since the February 2002 Merger, and is a member of the Audit Committee. Mr. Norris has since 1995 been a private equity and corporate finance consultant, and has been retained by businesses in the media, technology, Internet, fashion, consumer goods, leisure and industrial fields.  In performing these consulting services, Mr. Norris draws from his more than twenty five years of international corporate finance experience spanning
                                                  Europe, the Americas and Southeast Asia. Most of his previous experience was with Barings, the investment bank now part of ING, and Goldman Sachs.  In March, 1998, Mr. Norris settled without contest an action brought by the Department of Trade and Industry of the UK against himself and 9 other former Directors and officers of the Barings Investment Banking Group in connection with its collapse following the discovery in its Singapore operations of a substantial trading fraud. Prior to the collapse Mr. Norris had been the chief executive officer of that Group. Under the terms of the settlement, Mr. Norris accepted a four year ban, which ended in
                                                  March 2002, from acting as a Director of a company in the UK without court permission. Mr. Norris graduated in 1976 with first class honours in modern History and modern language from Magdalen
                                                  College, Oxford.


David Swank                  45         2003      Mr. Swank has been a Director of the Company since March 2003, and is the Chairman of the Audit Committee. Mr. Swank is president and founder of BrookstoneFive, Inc., a private consulting firm engaged in corporate strategy formulation and capital acquisition.  There, he assists companies in negotiating capital formation, establishing strategic relationships, and formulating strategic plans.  Since
                                                  1997, Mr. Swank has principally been the president of
                                                  BrookstoneFive, Inc., although from 2001 to the beginning of 2003, he also served as executive vice president and chief financial officer of Melard Technologies, Inc., a New York-based, privately held high-tech developer of wireless computing devices for the field service industry.  Mr. Swank has significant accounting and financial control experience.  From 1994 to 1996, he served as executive vice president-corporate development and senior vice president-chief financial officer at Telxon Corporation, an
                                                  Ohio-based, $500 million publicly traded developer of mobile computing devices, and from 1989 to 1992, he was regional
                                                  controller for PepsiCo Foods International (PFI), the $4 billion snack food subsidiary of PepsiCo, Inc.  Mr. Swank's other
                                                  experience includes chief financial officer at AVM Systems, Inc., a high-tech developer of Command and Control Systems, and audit manager at Peat, Marwick, Mitchell & Company (currently KPMG), an international "Big Four" accounting firm.  Mr. Swank earned a BS in
                                                  Business Administration in the honors accounting program at The
                                                  Ohio State University in 1980 and an MBA with a concentration in
                                                  Finance at Southern Methodist University in 1989.

James A. Wylie, Jr.          64         2003      Mr. Wylie has been a Director of the Company since January 2003, at which time he became the president and chief executive officer, and the Chairman of the Compensation Committee.  Prior to joining the
                                                  Company, Mr. Wylie acted as a consultant from 1994 through 2002, providing strategic advisory and interim executive management services to institutional investors and operating companies in the medical device, health care, chemical and telecommunications industries.  Mr. Wylie has more than 30 years of global executive management experience as a division president, group executive, president and chief executive officer of both private and public corporations.  Mr. Wylie holds a BS in Chemistry from Bates College.


DIRECTOR NOMINATION

         In accordance with the Company's By-laws, a stockholder who is interested in nominating a person to the Board should submit in writing to the Secretary of the Company timely notice of such nomination. Such notice must be given either by personal delivery or by United States mail, postage prepaid, not less than 30 nor more than 90 days in advance of the annual meeting; provided however, that in the event the Company gives less than 40 days' notice of the date of the meeting, notice of such nomination must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or otherwise given. The contents of such notice must be as specified in the Company's By-laws, a copy of which may be obtained by any stockholder who directs a written request for the same to the Secretary of the Company.


                       CERTAIN INFORMATION CONCERNING THE
                      BOARD OF DIRECTORS AND ITS COMMITTEES

COMMITTEES

         The Board of Directors has established two standing committees: an Audit Committee and a Compensation Committee.

         The members of the Audit Committee are David Swank (Chairman), Gary Brooks and Peter Norris. The Audit Committee is charged with overseeing that management has (a) maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company; (b) established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and (c) established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies. The Audit Committee operates pursuant to a charter adopted by the Board, which is attached to this Proxy Statement as Appendix A. The report of the Audit Committee is included in this Proxy Statement below.

         The members of the Compensation Committee are Geoffrey H. Jenkins (Chairman) and A. Kim Campbell. The functions of this Committee include reviewing, evaluating and approving the amount, design and implementation of compensation programs for officers and key personnel, making awards under and administering the Company's stock incentive programs, reviewing and making recommendations with respect to senior management organization and reviewing the Company's programs for attracting and compensating management personnel at lower and middle levels. The report of the Compensation and Personnel Committee is included in this Proxy Statement below.

MEETINGS

     The Board of Directors, Audit Committee and Compensation Committee held _____, ____ and ____ meetings, respectively, during 2002. No Director attended less than 75 percent of the aggregate number of meetings of the Board and Committees on which he or she served.

DIRECTOR COMPENSATION

         Effective July 1, 2001, Mr. James Arkoosh was elected as non-Executive Chairman of Diomed with compensation at the rate of $50,000 per year paid to Verus Support Services, Inc, of which Mr. Arkoosh was chief operating officer and chief financial officer until August 2002, and received additional options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $1.25 per share. In connection with the closing of the Merger, the Company assumed Mr. Arkoosh's agreement. Mr. Arkoosh resigned as a Director of the Company as of December 31, 2002.

         On May 14, 2001, Messrs. Arkoosh, Belzberg, Norris and Jenkins each received options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $1.25 per share. On February 15, 2002, Kim Campbell received options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $2.00 per share. These options vest ratably over two years from the date of grant.

         Directors who are also our employees serve as Directors without additional compensation, although we may award stock options or other compensation in our discretion. Directors who are not also our employees serve as Directors without pay, honorarium or stipend, although we may award stock options or other compensation in our discretion. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Directors' meetings.

AUDIT COMMITTEE REPORT

         The Audit Committee acts under a written charter adopted by the Board of Directors. The Committee's primary function is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, BDP Seidman, LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

         In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Form 10-KSB/A for the fiscal year ended December 31, 2002.

         The members of the Audit Committee who served in 2002 are not experts in accounting or auditing and rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight did not provide an independent basis to determine that the Company's financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company's financial statements by BDO Seidman, LLP has been carried out in accordance with generally accepted auditing standards. David Swank joined the Board of Directors in March 2003 and became the Chairman of the Audit Committee at that time. Mr. Swank has expertise in accounting and auditing matters.

                                                        David Swank (Chairman)
                                                        Gary Brooks
                                                        Peter Norris

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors provided the following report on executive compensation.

         The Compensation Committee was established by the Board of Directors in March 2002. The Compensation Committee is responsible for determining the nature and amount of compensation to be paid to the Company's executive officers, including establishing performance-based criteria and goals related to compensation, administering the Company's equity incentive and bonus plans, making grants of awards under such plans, and approving agreements with the CEO and the other executive officers. The members of the Compensation Committee are "independent directors" (as defined under AMEX rules).

         Compensation Policy. The primary goal of the Compensation Committee when assessing compensation alternatives is to attract and retain highly qualified executive officers and key employees in an effort to enhance shareholder value. The Company intends to realize this goal by providing competitive compensation and permitting executive officers to take an ownership stake in the Company commensurate with their relative levels of seniority and responsibility. The Compensation Committee performs a general review each year of the Company's executive compensation.

         With respect to 2002, the Compensation Committee's general goal was to provide the executive officers with total compensation that, based on individual and Company performance over an appropriate period of time, was commensurate with the total compensation for executives with comparable positions at peer companies.

         Certain compensation paid to executives in 2002 was the result of agreements the Company had made prior to 2002 and before the Compensation Committee was established. Therefore, in 2002 the Compensation Committee did not make determinations as to this compensation, but it did monitor the terms and conditions of the Company's compensation agreements to ensure that they were complied with by the Company and the executives.

         In the case of James Arkoosh, Chairman of the Board of Directors during 2002, the Company engaged Mr. Arkoosh to act in this capacity commencing July 1, 2001 under an agreement pursuant to which we paid compensation of $50,000 per annum, as well as options to purchase 50,000 shares of Common Stock at an exercise price of $1.25 per share, granted under our 2001 Plan. Mr. Arkoosh was the chief operating officer and chief financial officer of Verus International Group Limited and its affiliate, Verus Support Services Inc., which together with their affiliates held approximately 14.7% of our capital stock as of December 31, 2002. We also engaged Verus Support Services as our financial advisor in December 2001 to assist us in negotiating the Merger and private placement of Common Stock that we completed on February 14, 2002. Our agreement with Mr. Arkoosh provided that the cash portion of his compensation as Chairman was to be paid to Verus Support Services for so long as Mr. Arkoosh was employed by Verus. Mr. Arkoosh remained employed by Verus until July 2002, at which time we began to pay the cash portion of his compensation to Mr. Arkoosh directly until his resignation from the Company became effective on December 31, 2002. Geoffrey Jenkins, Mr. Arkoosh's successor as Chairman of the Board of Directors, agreed to serve in this capacity without cash compensation.

         In the case of Peter Klein, President and CEO of the Company during 2002, the terms of his employment were governed by an employment agreement entered into in July 2001, which provided for an annual salary of $250,000 and cash and stock option grants in the Company's discretion.

         No cash bonuses were paid to Mr. Arkoosh or Mr. Klein in 2002 and no stock options were granted either of them in 2002.

         Other executive compensation matters were addressed by the Compensation Committee during 2002 on an individual basis.

         One of these matters related to the promotion in March 2002 of Lisa Bruneau to Vice President, Finance, Secretary and Treasurer upon the resignation of the Company's Chief Financial Officer. The Compensation Committee approved an increase of Ms. Bruneau's annual salary from $90,000 to $110,000 and granted 25,000 stock options at an exercise price of $4.18 per share to her under the Company's 2001 Plan.

         The second matter related to the engagement of James A. Wylie, Jr. as a consultant to the Company under a management services agreement. Mr. Wylie succeeded to Peter Klein as President and CEO of the Company upon the effectiveness of the resignation of Mr. Klein in January 2003. Under the management services agreement, Mr. Wylie was to act as a consultant to the Company and an advisory Board member, for a consulting fee of $125,000 for the period December 2, 2002 through February 28, 2003. The Company also agreed to pay Mr. Wylie a success fee for the consummation of certain financing, merger or similar transactions (excluding the December 27, 2002 bridge financing transaction). The management services agreement was terminated upon the effective date of Mr. Wylie's employment agreement as President and CEO, succeeding Peter Klein, with payment of Mr. Wylie's salary under the employment agreement commencing on March 1, 2003 so as not to overlap with the period for which Mr. Wylie was paid under the management services agreement.

         In 2002, the Company sought to achieve a mix of the various forms of compensation noted above to properly compensate and motivate its executives on an individual basis commensurate with their relative levels of seniority and responsibility. A variety of factors was considered in arriving at the amount and mix of compensation paid or awarded to the Company's executive officers. Key factors in the assessment of the compensation of the Company's executive officers were the Company's overall performance, their respective roles in the successful management and ultimate completion of the Company's February 14, 2002 Merger and private placement of Common Stock and their individual responsibility and role with respect to overall corporate policy-making, management and administration. No specific weighting, however, was assigned to any of these factors in determining the remuneration paid or awarded to the named executive officers for 2002.

         The Compensation Committee believes, consistent with the belief of the Company prior to the establishment of the Compensation Committee, that the Company's most direct competitors for executive talent are comprised of a broader range of companies than those with which the Company would ordinarily be compared for stock performance purposes.

         Base Salary. The Company's philosophy with respect to setting base salary is generally to compensate its executive officers with reasonable current income on a competitive basis. The Company did not increase the salary of any named executive officers other than that of Ms. Bruneau upon her promotion in March 2002 to Vice President, Finance, Secretary and Treasurer, as described above.

         Bonuses. The Company did not pay any cash bonuses to any of its named executive officers or directors during 2002.

         Equity-Based Incentive Compensation. The Company's equity-based incentive compensation is in the form of stock option grants, under its 2001 Plan. The Committee believes that reliance upon such incentives is advantageous to the Company because it fosters a long-term commitment by the recipients to the Company's stock, and does not require a cash outlay by the Company. The Company granted stock options under the 2001 Plan to the following Directors and named executive officers:


Name and Title             Number of Options         Date Granted               Exercise Price per Share
--------------------------------------------------------------------------------------------------------

A. Kim Campbell                100,000                  2/15/02                         $2.00
Director

Lisa M. Bruneau                25,000                   3/21/02                         $4.18
Vice President, Finance


         Compensation of CEO. The compensation for 2002 paid to Peter Klein, the Company's CEO during 2002, was determined under the terms of the employment agreement entered into in July 2001, described above.

         Benefits. The Company seeks to provide benefits to its executives and other employees that are commensurate with those provided by other companies comparable to us, in a cost-effective manner. In particular, the Compensation Committee determined that is imperative to provide adequate director and liability insurance in order to attract and retain qualified persons to serve as our Directors and officers.

                                             Geoffrey Jenkins (Chairman)
                                             A. Kim Campbell

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information concerning the compensation that the Company paid for services rendered in all capacities to the Company for the fiscal years ended December 31, 2000, 2001 and 2002 and by all individuals serving as the Company's chief executive officer during 2002 and Diomed's other executive officers serving on December 31, 2002 whose salary and bonuses for 2002 exceeded $100,000. We refer to these officers as the "Named Executive Officers".


                                              ANNUAL COMPENSATION                LONG-TERM C0MPENSATION
                                         -----------------------------------------------------------------
                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                                 SECURITIES
                                         FISCAL        ANNUAL                    UNDERLYING    ALL OTHER
NAME AND PRINCIPAL                        YEAR      COMPENSATION                 OPTIONS (1)  COMPENSATION
POSITION                                  END          SALARY         BONUS          (#)          (2)
----------------------------------------------------------------------------------------------------------
Peter Klein                             12/31/02      $250,000      $      0             0      $      0
President and Chief
Executive Officer, 2/14/02
(after the Merger) to 12/31/02          12/31/01      $236,611      $ 51,540       221,263      $      0
                                        12/31/00      $205,000      $ 28,460             0      $      0

Gerald A. Mulhall                       12/31/02      $      0      $      0             0      $      0
President and Chief Executive
Officer, 1/1/02 to 2/14/02
(prior to the Merger) (3)               12/31/01      $      0      $      0             0      $      0
                                        12/31/00      $      0      $      0             0      $      0

Lisa M. Bruneau (4)                     12/31/02      $105,000      $      0        25,000      $      0
Vice President, Finance;
Treasurer, Secretary                    12/31/01      $ 15,000      $      0        25,000      $      0

Kevin Stearn (5)                        12/31/02      $109,000      $      0             0      $      0
General Manager,
 Diomed Ltd                             12/31/01      $ 99,209      $  6,344       140,390      $ 14,631
                                        12/31/00      $ 84,198      $      0        19,610      $      0

     (1) During fiscal 2002, 2001 and 2000, Diomed did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the Named Executive Officers.
     (2) Includes all other annual compensation and all other long-term compensation. Perquisites are not included if the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus.
     (3) Mr. Mulhall was president and chief executive officer of the Company's predecessor, Natexco. Mr. Mulhall's service terminated as of the Merger.
     (4) Ms. Bruneau commenced her employment in November 2001, as Controller. Her effective annual salary for fiscal year 2001 was $90,000. As of March 22, 2002, Ms. Bruneau was appointed Vice President, Finance, Secretary and Treasurer of the Company, with an effective annual salary of $110,000.
     (5) Mr. Stearn began employment in February 2000. All figures expressed as converted into US dollars from British Pounds Sterling.

 Equity Compensation Plan Information

                  The following table lists information as of December 31, 2002 with respect to compensation plans under which equity securities of the Company are authorized for issuance. The information shown below addresses those outstanding options, warrants and rights which were outstanding and exercisable as of December 31, 2002:

-----------------------------------------------------------------------------------------------------------------------------------
                                   Number of securities to be issued   Weighted average exercise      Number of securitiesremaining
                                   upon exercise of outstanding        price of outstanding options,  available for future issuance
 Plan Category                     options, warrants and rights        warrants and rights            under equity compensation
                                   (expressed in Common Stock)                                        plans (excluding securities
                                                                                                      reflected in column (a))

                                    (a)                                (b)                            (c)
-----------------------------------------------------------------------------------------------------------------------------------
Equity compensation
plans approved by stockholders     1,150,115                           $2.90                           1,375,094
-----------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
not approved by stockholders       0                                   0                               0
-----------------------------------------------------------------------------------------------------------------------------------
 Total                             1,150,115                                                           1,375,094
-----------------------------------------------------------------------------------------------------------------------------------



EMPLOYMENT AGREEMENTS

         Effective July 1, 2001, Diomed entered into an employment agreement with Mr. Klein, under which his employment continues until terminated in accordance with certain provisions. Upon the closing of the Merger, the Company assumed Mr. Klein's employment agreement, and as a result during 2002 Mr. Klein served as the Company's president and chief executive officer at an annual base salary of $250,000. The agreement provides for bonuses as determined by the Company's Board of Directors, and employee benefits, including vacation, sick pay and insurance, in accordance with our policies. Pursuant the terms of this agreement, after Mr. Klein's resignation from the Company effective January 10, 2003, we are paying his salary as then in effect and to continuing his medical benefits until June 30, 2003.

         Effective January 10, 2003, the Company entered into an employment agreement with James A. Wylie, Jr. as president and chief executive officer. Mr. Wylie became a Director as of that date. Mr. Wylie's employment agreement is for a term of two years and provides for an annual base salary of $300,000 (payable commencing March 1, 2003), an award of options to purchase up to 800,000 shares of Common Stock and certain bonus compensation, including a discretionary bonus as determined by the Board of Directors and a bonus for the consummation of certain financings, mergers or similar transactions. If the Company terminates Mr. Wylie's employment other than for cause, the Company will be obligated to pay his salary and provide benefits to him for the remainder of his two-year employment term. From December 2, 2002 until the effective date of his employment agreement, Mr. Wylie acted as a consultant to the Company and an advisory Board member, pursuant to a management services agreement. Under the management services agreement, the Company paid Mr. Wylie a consulting fee of $125,000 for the period December 2, 2002 through February 28, 2003, and agreed to pay a success fee for the consummation of certain financing, merger or similar transactions (excluding the December 27, 2002 bridge financing transaction). The management services agreement was terminated upon the effective date of Mr. Wylie's employment agreement.

         Other executive officers have agreements which generally provide that upon termination of their respective employment without cause, we will pay portions of their annual base salary and continue their medical benefits for a period of between three and eight months. These agreements also provide that these executives are eligible to receive annual bonuses based on performance.

         Our employment agreements with our executives also prohibit the executive from directly or indirectly competing with us for a period of one-year following termination of his employment.

         There have been no adjustments or amendments to the exercise price of stock options for our executive officers or Directors.

STOCK OPTION PLANS

         As of February 14, 2002, the date of the Merger, the Company assumed the obligations of Diomed under Diomed's 1998 Stock Option Plan and its 2001 Stock Option Plan. The Company did not have any stock option plans prior to the Merger.

         We rely on incentive compensation in the form of stock options to retain and motivate Directors, executive officers and employees. Incentive compensation in the form of stock options is designed to provide long-term incentives to Directors, executive officers and other employees, to encourage them to remain with us and to enable them to develop and maintain an ownership position in our Common Stock. Prior to the Merger, Diomed granted stock options under its 2001 Stock Option Plan and prior to May 2001, Diomed granted stock options under its 1998 Stock Option Plan.

         The Company's 2001 Plan authorizes stock option grants to Directors, and eligible employees, including executive officers. Options generally become exercisable based upon a vesting schedule over four years. The value realizable from exercisable options is dependent upon the extent to which our performance is reflected in the value of our Common Stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to Directors, executive officers and other employees. We approve the granting of options in order to motivate these employees to maximize stockholder value. Generally, vesting for options granted under the plan is determined at the time of grant, and options expire after a 10-year period. Options are granted at an excise price not less than the fair market value at the date of grant. As a result of this policy, Directors, executives and other employees are rewarded economically only to the extent that the stockholders also benefit through appreciation in the market.

         The options we grant under the 2001 Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The 2001 Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

         Options granted to employees are based on such factors as individual initiative, achievement and performance. In administering grants to executives, we evaluate each employee's total equity compensation package. We generally review the option holdings of each of the executive officers, including vesting and exercise price and the then current value of such unvested options. We consider equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of our stockholders. During fiscal 2002, we granted options to purchase 25,000 shares of Common Stock to Ms. Bruneau, but not to any other Named Executive Officer.

         Options for 1,750,000 shares of Common Stock are authorized for issuance under the 2001 Plan. As of December 31, 2002, options for 866,840 shares of Common Stock were outstanding under the 2001 Plan, and options for 883, 160 shares of Common Stock were available for future grants. In January 2003, in connection with the appointment of Mr. Wylie as president and chief executive officer, the Company granted options for 800,000 shares of Common Stock to Mr. Wylie, including 400,000 options that were granted as incentive options under the 2001 Plan and 400,000 options that were granted as non-qualified stock options that are outside of the 2001 Plan. The terms of this option grant provide that 200,000 of these options vest as of the date of grant, and 75,000 options vest on each of March 31, June 30, September 30 and December 31, 2003 and 2004.

         Options for up to 750,000 shares of Common Stock are authorized for issuance under the 1998 Plan. As of December 31, 2002, options for 258,066 shares of Common Stock were outstanding under the 1998 Plan, and options for 491,934 shares of Common Stock were available for future grants. No options were issued under the 1998 Plan during fiscal year 2001 or 2002, and we do not expect to grant additional options under the 1998 Plan.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding stock options that the Company granted in 2002 to all Named Executive Officers:

                                                        PERCENT OF
                                                          TOTAL
                                NUMBER OF SHARES     OPTIONS GRANTED
NAME AND                           UNDERLYING         TO EMPLOYEES       EXERCISE PRICE        EXPIRATION
PRINCIPAL POSITION               OPTIONS GRANTED   IN FISCAL YEAR (1)      PER0SHARE             DATE
---------------------------------------------------------------------------------------------------------------
Lisa M. Bruneau                      25,000                13%               $4.18               March 21, 2012
Vice President, Finance;
Treasurer and Secretary

(1)      Based on a total of 197,500 options granted to Employees during 2002.

         The following table sets forth certain information regarding stock options that the Named Executive Officers held as of December 31, 2002:



NAME AND                                              NUMBER OF UNEXERCISED OPTIONS AT
PRINCIPAL POSITION                                            DECEMBER 31, 2002
                                                                EXERCISABLE/               VALUE OF "IN THE MONEY"
                                                             UNEXERCISABLE (1)          OPTIONS AT DECEMBER 31,
2002
                                                                                        EXERCISABLE/UNEXERCISABLE
(2)
---------------------------------------------------------------------------------------------------------------------
Peter Klein
President and Chief Executive Officer                               166,737/0 (3)                $0/$0

Kevin Stearn
     General Manager, Diomed Ltd                                    48,211/111,789               $0/$0

Lisa M. Bruneau                                                     7,292/42,708                 $0/$0
     Vice President, Finance, Treasurer and Secretary

(1) Based on the aggregate of 197,500 shares of its Common Stock granted to all employees, which excludes 252,700 options to purchase shares of its common since granted Directors and consultants.

(2) Based on the closing price of $.26 on the American Stock Exchange on December 31, 2002 and the respective exercise prices of the options held.

(3) 173,263 unexercisable options were terminated as of December 31, 2002, due to Mr. Klein's resignation as president and chief executive officer. All remaining options were terminated because they were not exercised within 90 days after his resignation.

         No adjustments to the exercise price of any outstanding options were made during the fiscal year ended December 31, 2002, other than in connection with adjustments of the Common Stock pursuant to the Merger and the Migratory Merger, as noted above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         This section of this Proxy Statement discusses transactions that occurred during 2000, 2001 and 2002 and from January 1 through May 7, 2003 between us and the following persons:

o Verus Investments Holdings Inc., a beneficial holder of more than 5% of the Company's Common Stock (prior to the transactions on May 7, 2003, described below);

o Verus International Group Limited, a beneficial holder of more than 5% of the Company's Common Stock (prior to the transactions on May 7, 2003, described below) and a subsidiary of Verus Investments;

o Verus Support Services, Inc., known as VSSI, an affiliate of each of Verus Investments and Verus International Group;

o Samuel Belzberg, a Director of the Company and an affiliate of Gibralt Capital Corp. and Gibralt US, Inc.

o Gibralt Capital Corp., a beneficial holder of more than 5% of the Company's Common Stock and an affiliate of Samuel Belzberg, who is a Director of the Company;

o Gibralt US, Inc., a beneficial holder of more than 5% of the Company's Common Stock and an affiliate of Samuel Belzberg, who is a Director of the Company;

o Winton Capital Holdings Ltd., a beneficial holder of more than 5% of the Company's Common Stock (prior to the transactions on May 7, 2003, described below). Mark Belzberg, the owner of Winton, is the son of Samuel Belzberg, one of the Company's Directors;

o James Arkoosh, who is a former officer of Verus International Group Limited and a former Director and former Chairman of the Company; and

o        Axcan Pharma, Inc., a customer of the Company.

         The Company believes that each of these transactions were on terms at least as favorable to it as those that could have been obtained from independent third parties. In March 2000, Diomed issued and sold $500,000 principal amount of 9% convertible subordinated notes to Verus Investments. The notes were due in March 2001 and were converted into Common Stock at $1.00 per share as part of the March 2001 recapitalization transaction discussed below.

         In August 2000, Diomed issued and sold an aggregate of 511,281 investment units at a purchase price of $3.50 per unit to Verus Investments, Gibralt Capital Corp. and James Arkoosh. Each unit was comprised of one share of Diomed's Common Stock and one warrant to purchase two shares of Diomed's Common Stock, each at an exercise price of $3.50 per share. The investors were granted a one-year option to invest additional funds. The investors also received approval rights over future equity financings.

         In March 2001, Diomed completed a recapitalization involving the March 2000 note purchasers and the August 2000 investors, as well as a new financing transaction. In this recapitalization, Diomed (i) issued and sold 2,041,500 shares of Diomed's Series A Preferred Stock at a purchase price of $1.00 per share to Verus Investments, Verus International Group, Winton Capital Holdings Ltd. and James Arkoosh; (ii) issued a put/call option under which Winton Capital Holdings and Verus International Group could elect to purchase, and Diomed could elect to require such investors to purchase, up to an additional 1,000,000 shares of Diomed's Series A Preferred Stock at a purchase price of $1.00 per share; (iii) converted $500,000 of the 9% convertible subordinated notes issued in March 2000 to Verus Investments into 500,000 shares of Diomed's Common Stock at $1.00 per share; and (iv) converted 511,281 shares of Common Stock issued in August 2000 to Verus Investments, Gibralt Capital Corp. and James Arkoosh at $3.50 per share into 1,789,484 shares of Common Stock at $1.00 per share and cancelled 1,022,562 warrants issued to those same investors in August 2000. Investors who acquired approximately 81% of the shares of Diomed's Series A Preferred Stock in this transaction were existing stockholders of Diomed or affiliates of existing stockholders of Diomed.

         In May 2001, pursuant to the put/call option issued in connection with the March 2001 recapitalization, Diomed issued 112,500 shares of its Series A Preferred Stock to Winton Capital Holdings and a total of 112,500 shares of its Series A Preferred Stock to three assignees of Versus International Group.

         In October and December 2001, Diomed issued secured convertible promissory notes in the aggregate principal amount of $500,000 and $200,000, respectively, to Winton Capital Holdings and Verus Investment Group in exchange for their providing bridge financing to Diomed. Diomed also issued 50,000 and 20,000 warrants (in the aggregate) to purchase shares of its Common Stock, respectively, to these stockholders with an exercise price of $2.00 per share. See Note (14) of the Notes to Consolidated Financial Statements for information regarding the terms of these notes. We paid $7,500 in interest to each of these noteholders when we repaid the notes. On January 1, 2002, 5,000 additional warrants were issued to each of Winton Capital Holdings and Verus Investment

Group in satisfaction of Diomed's obligation, pursuant to the terms of the October bridge financing, to issue 10,000 additional warrants if Diomed did not consummate a transaction in the nature of the Merger prior to December 31, 2002. The warrants are fully exercisable for two years from the date of issuance. The notes provided interest at 7.5% and a maturity date of January 1, 2003. The notes also provided that at the election of the noteholders, prior to maturity, the notes were convertible into, and the warrants are exercisable for, shares of Diomed's Common Stock as follows: (1) if Diomed were to complete a reverse merger, the conversion price of the notes and the exercise price of the warrants would be set at the price per share reflected in the reverse merger; (2) if another type of financing transaction were to occur, the conversion price of the notes and the exercise price of the warrants would be set at the lesser of $2.00 per share and the price per share in the transaction, and (3) if a merger or consolidation, other than a reverse merger, were to occur, the conversion price of the notes and the exercise price of the warrants would be set at the lesser of $2.00 per share and the price per share of any warrants issued in the transaction. All principal and accrued interest was repaid by Diomed, with proceeds from the private placement sale of Diomed Common Stock which occurred immediately prior to the Merger on February 14, 2002. Diomed issued 5,000,000 shares of its Common Stock in the private placement, at a price of $2.00 per share, and received aggregate gross proceeds of $10,000,000 from the private placement. Of the 5,000,000 shares of Common Stock sold in this private placement, Winton Capital Holdings purchased 1,200,000 shares, at a price of $2.00 per share, for an aggregate purchase price of $2,400,000.

         In 2001, VSSI entered into two advisory agreements with Diomed. The first agreement provides that as an advisor to the Merger, a fixed advisory fee of $750,000 was payable to VSSI upon the closing of the Merger, which was paid from the gross proceeds of the private placement by the public company. Diomed believed the VSSI fee was comparable to the fee that would have been payable on an arms-length basis to an unrelated advisor. The agreement provides that a portion of this advisory fee may, at the request of the Company and with the agreement by VSSI, be converted into equity if the full $10,000,000 amount of the private placement related to the Merger was not raised. The Company did not so request and paid the full amount of the fee in cash.

         The second agreement was initially between VSSI and Diomed, and the Company assumed this separate agreement as part of the Merger. Pursuant to the agreement, the Company engaged VSSI for 18 months (commencing the first day of the month succeeding the Merger, or, March 1, 2002), which period may be extended if mutually agreed upon by both parties, to act as a financial advisor to (1) evaluate and recommend financial and strategic alternatives, (2) identify potential acquisition and merger targets, and if requested by the Company, contact such parties and assist the Company with analysis and negotiations, (3) advise the Company as to the timing, structure and pricing and (4) otherwise assist the Company in the negotiation of any strategic agreements. Pursuant to this agreement, a monthly fee of $15,000, is payable to VSSI, plus out-of-pocket expenses. Under certain circumstances, VSSI is entitled to a success fee of 3.5% of any transaction value, including consideration that the Company and/or its affiliates provides or receives in business combination transactions with third parties, with a minimum fee of $175,000. The success fee is payable if VSSI identifies and introduces the transaction, notwithstanding the participation or execution by other advisors. Also, the Company may request VSSI to perform other advisory services that would be subject to customary fees and terms. In addition, VSSI may terminate the agreement at any time during the eighteen-month period by giving the Company thirty days written notice. The Company has agreed to indemnify VSSI for claims arising out of VSSI's engagement under this agreement, except for claims arising from VSSI's bad faith or gross negligence.

         In September 2001, we issued a promissory note to Axcan Pharma, Inc. in connection with an advance that Axcan made to us in October 2000 so that we could procure 630nm diodes, which Axcan needed us to supply it with. The loan was for $936,000, and the promissory note we issued on September 24, 2001 was for $936,000 in principal amount and a maturity date of January 1, 2004. Interest accrued at 8.5% per annum, and is payable quarterly in arrears. This note does not have any conversion rights.

         On December 27, 2002, we consummated a bridge financing transaction, wherein i consideration for gross cash proceeds to the Company of $2,000,000 paid by Gibralt US, Inc., we issued (i) $1,000,000 principal amount of Class A Secured Notes due January 1, 2004, (ii) $1,000,000 Class B Unsecured Promissory Notes due January 1, 2004, and (iii) 8,333,333 Warrants to purchase Common Stock. The notes bear interest at the rate of 8% per annum, and are convertible into Common Stock at the option of the holder(s) upon at least 60 days written notice to the Company, or, at the option of the holder(s) upon the occurrence of certain events which are detailed in the note purchase agreement pursuant to which the notes were issued. The Warrants have an exercise price of $0.26 per share, become exercisable on June 27, 2003, and expire on June 27, 2008. Gibralt US, Inc. is an affiliate of Samuel Belzberg, a Director of the Company. The terms of this bridge financing transaction were approved by the audit committee of the Board of Directors, and by vote of the Board of Directors as a whole (with Mr. Belzberg abstaining from voting). The Company believes the terms of the bridge financing transaction are commercially reasonable and are no less favorable to the Company than if a comparable financing were consummated with an unaffiliated investor dealing at arms-length.

         On March 18, 2003, Gibralt US sold and transferred to three investors in a private transaction (i) $500,000 aggregate principal amount of Notes ($250,000 of which are Class A Notes and $250,000 of which are Class B Notes), and (ii) 2,083,334 warrants. Accordingly, after the taking effect of this transfer, Gibralt US owned (and Mr. Belzberg therefore beneficially owned) 6,249,999 warrants and $1,500,000 aggregate principal amount of Notes.

         On May 7, 2003, Gibralt US and the other holders of the Class A Notes, Class B Notes and warrants originally issued on December 27, 2002 entered into an exchange transaction with the Company. This exchange transaction is described in detail in this Proxy Statement under Proposal 5. Pursuant to this exchange transaction, the holders of the securities issued in December 2002 exchanged their notes for Class C Secured Notes due January 1, 2004, which are not convertible into Common Stock, and they surrendered their warrants to the Company. In consideration, the Company issued to these securityholders shares of Class C Convertible Preferred Stock convertible into a total of 27,117,240 shares of Common Stock. This exchange transaction is subject to rescission in certain events, as described under Proposal 5. If so rescinded, the Class C Convertible Preferred Stock will be cancelled, and the original term of the securities will be reinstated (except that all notes reissued will be secured notes.)

         On May 7, 2003, Gibralt US and two Directors, James A. Wylie, Jr., and Peter Norris, committed to loan the Company up to $1,200,000 in an interim financing transaction. This interim financing is described in detail in this Proxy Statement under Proposal 5. Pursuant to this interim financing, the Company issued Class D Secured Notes due May 6, 2004 in the principal amount equal to the amount of the loans, and issued to the lenders shares of Class D Convertible Preferred Stock convertible into a total of 3,021,552 shares of Common Stock.

         On May 28, 2003, Gibralt US and the other holders of the Class C Notes agreed to modify the Class C Notes to extend the maturity date from January 1, 2004 to January 1, 2006, increase the interest rate from 8% per annum to 12.5% per annum, to provide that accrued interest will begin to be payable commencing September 30, 2003, and to provide that accrued interest and principal will be subject to prepayment on a quarterly basis commencing March 31, 2004 to the extent of 50% of the Company's quarterly free cash flow. Additionally, certain intellectual property collateral was also limited to that owned as of December 31, 2002, and the inventory collateral securing the Class C Notes was limited to the value of the inventory carried on the Company's books and records as of December 31, 2002. The Company also agreed to maintain the aggregate of the book value of its inventory and its tangible fixed assets as of the end of any quarter at not less than the book value of inventory as of December 31, 2002. The holders of the Class C Notes agreed to exchange the Class C Notes for Class E Notes reflecting these modifications.

         On May 28, 2003, Gibralt US and the other lenders in the May 7, 2003 interim financing agreed that the loans made in that financing would be converted into the securities issued in the Company's financing if entered into by June 30, 2003, and also agreed to modify the collateral securing the Class D Notes to the same extent of the modifications to the collateral securing the Class C Notes described above.

         Because of their management positions, organizational efforts and/or percentage share ownership of Natexco, Gerald A. Mulhall and Anthony Mulhall may be deemed to be "parents" and "promoters" of the Company, as the Securities Act and the rules thereunder define those terms. Mr. John H. and Ms. Terese M. Tetstill may be "parents" and "promoters" of Security Software because of their present management positions with, and organizational efforts on behalf of, Security Software. Because of these relationships, transactions between and among the Company, Security Software, Messrs. Gerald A. Mulhall and Anthony Mulhall, Aboyne Management Ltd., of which Gerald A. Mulhall is the president and controlling stockholder, and Mr. and Ms. Tetstill, should not be considered to have occurred at arms-length.

                                   PROPOSAL 2

                    AMENDMENT OF CERTIFICATE OF INCORPORATION
           TO INCREASE SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

INTRODUCTION

         Currently, the Company's Certificate of Incorporation authorizes the issuance of 80,000,000 shares of Common Stock and 20,000,000 shares of preferred stock. As of May 7, 2003, there were 29,711,749 shares of Common Stock issued and outstanding, 27,117,240 shares of Common Stock reserved for issuance upon conversion of the 20 shares of Class C Convertible Preferred Stock issued and outstanding, 3,021,552 shares of Common Stock reserved for issuance upon conversion of the 24 shares of Class D Convertible Preferred Stock issued and outstanding and 2,500,000 shares of Common Stock reserved for issuance upon the exercise of stock options under the Company's 2001 Plan and 1998 Plan. In addition, as of May 7, 2003, we had outstanding stock purchase warrants for a total 121,924 shares of Common Stock at a price range of $2.00-$3.50 (subject to adjustment pursuant to the warrants' anti-dilution provisions).

AMENDMENT

         On April 28, 2003, the Board of Directors approved an increase in the number of shares of Common Stock authorized for issuance from 80,000,000 to 500,000,000 shares, subject to stockholder approval. If this amendment is approved by the Company's stockholders, the number of shares of Common Stock authorized and available for issuance or sale will be approximately 437,500,000 immediately after the Annual Meeting (not including those shares reserved for issuance upon conversion of the Class C Convertible Preferred Stock and Class D Convertible Preferred Stock issued and outstanding, and shares reserved for issuance upon exercise of options granted under the Company's 2001 Plan or 1998 Plan or upon exercise of warrants that are issued and outstanding).

PURPOSES OF PROPOSED AMENDMENT

         The Board of Directors believes that it is necessary and desirable to increase the number of shares of Common Stock that the Company is authorized to issue in order to give the Company additional flexibility to raise equity capital, to ensure that the Company has a sufficient number of shares to issue upon the exercise of all options and warrants and to make acquisitions through the use of Company Common Stock.

         Except for shares reserved for issuance upon conversion of the Class C Convertible Preferred Stock, and Class D Convertible Preferred Stock, upon exercise of stock options granted under the Company's 2001 Plan or 1998 Plan, and upon exercise of outstanding warrants, the Board of Directors has no definitive agreements or commitments to issue additional shares of Common Stock for any other purpose. Approval of the proposed amendment would also provide the Board of Directors with flexibility to issue shares for any of the purposes previously mentioned without needing to call a special meeting of stockholders in order to approve an increase.

         As of the date of this Proxy Statement, the Company does not have any definitive agreements or commitments to issue additional shares of Common Stock except for the purposes stated above for which shares have expressly been reserved. The Company has, however, since April 2002, been operating under a plan that requires the Company to raise between $8 million and $10 million of permanent financing by pursuing a financing transaction that the Company expects to commence prior to the end of the second quarter of 2002. Because of the Company's history of operating losses the financing is likely to involve the issuance of substantial amounts of equity, including shares of Common Stock, shares of preferred stock convertible into shares of Common Stock or debt or other securities convertible into or exchangeable for shares of Common Stock, or a combination of the foregoing.

STOCKHOLDER APPROVAL OF FUTURE SHARE ISSUANCES

         Under the rules of the AMEX, the Company is not permitted to issue Common Stock until it has those shares of Common Stock have been approved for listing with the AMEX. The AMEX rules require that stockholders must approve the issuance of Common Stock prior to its issuance in certain situations. One such situation is the issuance of Common Stock in an acquisition where any Director, officer or substantial stockholder has a 5% or greater interest (or such persons collectively have a 10% or greater interest) in the company or assets to be acquired where the acquisition could result in the issuance of 5% or more of the Company's outstanding Common Stock, or in an acquisition that could result in an the issuance of 20% or more of the Company's outstanding Common Stock. Another situation is a transaction involving the sale or issuance of Common Stock at a price less than the greater of book value and market value of the Common Stock, if, together with sales by officers directors and principal stockholders of the Company equals 20% or more of the Company's outstanding Common Stock, or involves the issuance of Common Stock equal to 20% or more of the Company's outstanding Common Stock for less than the greater of book value and market value of the Common Stock. If the Company were to enter into any transaction implicating these AMEX rules, then we would seek stockholder approval of that transaction.

EFFECTS OF PROPOSED AMENDMENT

         Dilution. Under the Company's Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to shares of the Company's Common Stock. Therefore, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares, and any such issuances could, therefore, have a dilutive effect on the holdings of current stockholders.

         Anti-Takeover. The proposed amendment to increase the number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, even though this is not the intention of this proposal. In the event of a hostile take-over attempt, the Company could impede such an attempt by issuing shares of Common Stock through "private placement" to a friendly party, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. Therefore, the overall effect could be to discourage unsolicited takeover attempts and to make it more difficult to remove the Company's current management. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board, to retain its position and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business.

         The increase in the number of authorized shares of capital stock sought under this Proposal is not, however, intended to prevent or discourage any actual or threatened takeover of the Company, and to the knowledge of the Company, no takeover attempt (whether by accumulation of stock, merger, tender offer, solicitation in opposition to management or otherwise) is pending or threatened. Without limiting the generality of the foregoing statement, the Company is not seeking to increase its authorized number of shares of capital stock in order to respond to the accumulation of shares by any person. The Company is not aware of any person who has been or is planning to or in the process of substantially increasing the amount of our capital stock held, other than the increases in ownership positions of Samuel Belzberg and certain other investors, as a result of direct investments they have made in the Company in December 2002 and May 2003, discussed in detail under Proposal 5 in this Proxy Statement.

         Moreover, we do not currently have any intention to issue newly authorized shares of stock as part of any plan to discourage third parties from attempting to takeover the Company in the future. No anti-takeover plan has been developed by the Company, and no such plan is currently under consideration by the Board of Directors. Our current purpose for seeking to increase the number of authorized shares of stock is to enable us to enter into future financing transactions and to issue Common Stock purchase rights under our employee equity compensation plans.

         Although we have no anti-takeover plan in place and we have no present intention of creating an anti-takeover plan, certain provisions of our Certificate of Incorporation (as we propose it to be revised under this Proposal and pursuant to the reverse stock split under consideration in Proposal 4) do have an anti-takeover effect. As well as the anti-takeover effect of the increased authorized stock discussed above, the proposed reverse stock split could discourage takeover attempts because the market price of the Common Stock could increase, and because the transaction costs to purchase or sell Common Stock could increase due to the increase in the number of holders of Common Stock who own "odd lots" of shares (the cost of trading in which is generally higher than the cost of trading in "round lots").

         In addition, the Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock, which gives the Company the power to issue preferred stock having voting and other rights that are superior to the voting and other rights of the holders of Common Stock. These rights could have the effect of frustrating the efforts of persons seeking to effect a merger or to otherwise gain control of the Company by providing voting or approval rights that, for example, may give the holders of preferred stock approval rights over certain transactions, even if the Company's other stockholders approve the transactions. None of the Company's currently outstanding shares of preferred stock have such rights. However, although the Company has no current intention of doing so, in the future, the Company could issue new classes of preferred stock having such rights. The Company could issue these shares in a private placement transaction to Company insiders or other persons sympathetic to the Company's management who would be likely to assert their rights in the manner that the Company's management desired, including rejecting a takeover transaction. It should be noted that the increase in the number of authorized shares that the Company is seeking under this Proposal is to the number of shares of Common Stock, not preferred stock.

         It should also be noted that the Company does not have other anti-takeover provisions, such as staggered board seats or classes of directors, provisions to abolish cumulative voting, supermajority stockholder approval requirements for mergers or other transactions that would effect a change of control, supermajority stockholder approval requirements for amendments to the Company's Certificate of Incorporation or By-laws, or executive compensation agreements that require excessive payments to employees upon a change of control of the Company.

         The existence of anti-takeover provisions (whether the intention of these provisions is to effect an anti-takeover plan or whether the anti-takeover effect is merely incidental) has disadvantages and advantages to the stockholders. On the one hand, the existence of anti-takeover provisions may tend to lower the market price of the Common Stock because the Company may be less attractive to third parties who would otherwise be interested in accumulating stock in a takeover attempt, but are discouraged from doing so because of the anti-takeover provisions. Anti-takeover provisions may also result in an issuer's management becoming entrenched and not readily susceptible to changes in management sought by the stockholders. On the other hand, the existence of anti-takeover provisions may be helpful to the Company and the stockholders because they might make the Company less vulnerable to a takeover of the Company at a time when the market price of the Common Stock is low relative to the perceived value of the Company, and the existence of anti-takeover provisions might insulate the Company's management from pressure to enter into transactions or take other actions that might not be in the best interest of all of the stockholders.

REQUIRED VOTE

         The affirmative vote of a majority of the outstanding shares of capital stock entitled to vote on the Amendment will be required to approve this Proposal 2. If approved by the stockholders, the proposed amendment to our Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which we expect to file as soon as practicable after the Annual Meeting.

         Through agreements with two affiliates of a Director and based on its understandings with its officers and directors, the Company believes that sufficient affirmative votes will be cast to approve this Proposal. For additional information regarding the casting of votes on this matter, please refer to "Voting Rights" above on page 2 of this Proxy Statement.

RECOMMENDATIONS OF THE BOARD

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO COMPANY'S ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES.

                                   PROPOSAL 3

          APPROVAL OF THE DIOMED HOLDINGS, INC. OMNIBUS INCENTIVE PLAN

         The Company has provided incentives to increase stockholder value, and to attract, motivate, and retain the highest qualified employees. The Diomed Holdings, Inc. Omnibus Incentive Plan (the "Plan") gives the Board of Directors the ability to provide incentives through issuance of options, stock, restricted stock, and other stock-based awards and cash.

         The following summary of the material aspects of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is set forth as Appendix B to this Proxy Statement. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Plan.

GENERAL

         The Plan provides for grants or awards of stock options, restricted stock awards, restricted stock units, performance grants, stock awards, and stock appreciation rights (collectively, "Incentive Awards"). Only present and future employees of Diomed and its Subsidiaries and outside Directors are eligible to receive Incentive Awards under the Plan.

STOCK SUBJECT TO PLAN; ADJUSTMENTS

         Upon obtaining stockholder approval, the Board will reserve a total of 45,000,000 shares of our Common Stock for issuance under the Plan. The figure of 45,000,000 shares to be reserved for issuance assumes that the stockholders approve Proposal 2 above in this Proxy Statement. A total of 10,000,000 shares will be reserved if Proposal 2 is not approved but the stockholders approve this Proposal 3. If an Incentive Award expires or terminates unexercised or is forfeited, or if any shares are surrendered to Diomed in connection with an Incentive Award, the shares subject to such award and the surrendered shares will become available for further awards under the Plan.

         Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares available under the Plan. In addition, the number of shares subject to the Plan, any number of shares subject to any numerical limit in the Plan, and the number of shares and terms of any Incentive Award may be adjusted in the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction. If the stockholders approve Proposal 4 below in this Proxy Statement relating to a proposed reverse stock split of its Common Stock, then the number of shares subject to a numerical limit in the Plan and the number of shares of my Incentive Award will be reduced by the ratio of the reverse stock split when the Board implements the split.

LIMITATIONS ON INCENTIVE AWARDS

         No more than 15,000,000 shares of the authorized shares may be allocated to Incentive Awards granted or awarded to any individual Participant during any 36-month period (which number shall be 3,333,333 shares if Proposal 2 in this Proxy Statement is not approved). Any shares of Restricted Stock, Restricted Stock Units, Performance Grants or Stock Awards that are forfeited will not count against this limit.

         The maximum cash payment that can be made for all Incentive Awards granted to any one individual under the Plan will be $1,000,000 times the number of 12-month periods in any performance cycle for any single or combined performance goals. Any amount that is deferred by a Participant is subject to this limit in the year in which the deferral is made but not in any later year in which payment is made.

ADMINISTRATION

         The Compensation Committee of the Board of Directors, or a subcommittee of the Compensation Committee, administers the Plan. Each member of the Compensation Committee or its subcommittee, which must have at least two members, must meet the standards of independence necessary to be classified as an "outside Director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and a non-employee Director for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the terms of the Plan, the Compensation Committee will have complete authority and discretion to determine the terms of Incentive Awards.

STOCK OPTIONS

         The Plan authorizes the grant of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified Stock Options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the Plan entitle the grantee, upon exercise, to purchase a specified number of shares from Diomed at a specified exercise price per share. The Compensation Committee determines the period of time during which an Option may be exercised, as well as any vesting schedule, except that no Option may be exercised more than 10 years after the date of grant. The exercise price for shares of Common Stock covered by an Option cannot be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.

         Under the Plan, a Participant may not surrender an option for the grant of a new option with a lower exercise price or another Incentive Award. In addition, if a Participant's option is cancelled before its termination date, the Participant may not receive another option within six months of the cancellation date unless the exercise price of the new option equals or exceeds the exercise price of the cancelled option.

RESTRICTED STOCK AWARDS

         The Plan also authorizes the grant of Restricted Stock awards on terms and conditions established by the Compensation Committee, which may include performance conditions. The terms and conditions will include the designation of a Restriction Period during which the shares are not transferable and are subject to forfeiture. In general, the minimum Restriction Period applicable to any award of Restricted Stock that is not subject to the achievement of one or more performance standards is three years from the date of grant. The minimum restriction period for any award of Restricted Stock that is subject to one or more performance standards is one year from the date of grant, except that restriction periods of shorter duration may be approved for awards of Restricted Stock or Restricted Stock Units combined with respect to up to 4,500,000 shares reserved for issuance under the Plan (which number shall be 990,000 shares if Proposal 2 in this Proxy Statement is not approved).

RESTRICTED STOCK UNITS

         Restricted Stock Units may be granted on the terms and conditions established by the Compensation Committee, including conditioning the lapse of restrictions on the achievement of one or more performance standards. In the case of Restricted Stock Units, no shares are issued at the time of grant. Rather, upon lapse of restrictions, a Restricted Stock Unit entitles a Participant to receive shares of Common Stock or a cash amount equal to the Fair Market Value of a share of Common Stock on the date the restrictions lapse. The requirements with respect to Restriction Periods for Restricted Stock Units are the same as those for Restricted Stock Awards.

PERFORMANCE GRANTS

         The Compensation Committee may make Performance Grants to any Participant that are intended to comply with Section 162(m) of the Code. Each Performance Grant will contain Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable, and other terms and conditions. Performance Criteria may include price per share of Company Stock; return on assets; expense ratio; book value; investment return; return on invested capital (ROIC); free cash flow; value added (ROIC less cost of capital multiplied by capital); total Stockholder return; economic value added (net operating profit after tax less cost of capital); operating ratio; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations compared to capital spending; net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; return on capital employed; return on equity; return on investment; return on sales; and sales volume.

         The Compensation Committee will make all determinations regarding the achievement of Performance Goals. Actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of Performance Criteria to the Performance Goal. Performance Grants will be payable in cash, shares of Common Stock or a combination of cash and shares of Common Stock. The Compensation Committee may reduce or eliminate, but not increase the payments except as provided in the Performance Grant.

STOCK AWARDS

         The Plan authorizes the making of Stock Awards. The Compensation Committee will establish the number of shares of Common Stock to be awarded and the terms applicable to each award, including performance restrictions. No more than 4,500,000 shares of Common Stock (which number shall be 990,000 shares if Proposal 2 in this Proxy Statement is not approved), reduced by Restricted Stock and Restricted Stock Unit awards, may be granted under the Plan without performance restrictions.

STOCK APPRECIATION RIGHTS

         The Compensation Committee may grant Stock Appreciation Rights ("SARs") under the Plan. Subject to the terms of the award, SARs entitle the Participant to receive a distribution in an amount not to exceed the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of Common Stock on the date of exercise of the SAR and the market price of a share of Common Stock on the date of grant of the SAR. Such distributions are payable in cash or shares of Common Stock, or a combination thereof, as determined by the Compensation Committee.

CHANGE IN CONTROL

         The Compensation Committee may make provisions in Incentive Awards with respect to a Change in Control, including acceleration of vesting or removal of restrictions or performance conditions.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the Plan without Stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Plan will terminate on May, 2013.

         The Board may also amend the Plan at any time or from time to time. No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to Incentive Awards (except as described above under "Stock Subject to Plan; Adjustments") or reduces the minimum exercise price for Options or exchange of Options for other Incentive Awards unless such change is authorized by the Stockholders of Diomed. A termination or amendment of the Plan will not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.

RESTRICTIONS ON TRANSFER; DEFERRAL

         Except as otherwise permitted by the Compensation Committee and provided in the Incentive Award, Incentive Awards may not be transferred or exercised by another person except by will or by the laws of descent and distribution. The Compensation Committee may permit Participants to elect to defer the issuance of Common Stock or the settlement of awards in cash under the Plan.

FEDERAL INCOME TAX INFORMATION

         The following is a general summary of the current federal income tax treatment of Incentive Awards, which would be authorized to be granted under the Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

         Incentive Stock Options. A Participant will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a Participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the Participant will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Nonqualified Stock Option, as described below.

         The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the Participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

         Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Performance Grants, and Stock Awards. A Participant generally is not required to recognize income on the grant of a Nonqualified Stock Option, a Stock Appreciation Right, Restricted Stock Units, a Performance Grant, or a Stock Award. Instead, ordinary income generally is required to be recognized on the date the Nonqualified Stock Option or Stock Appreciation Right is exercised, or in the case of Restricted Stock Units, Performance Grants, and Stock Awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the Incentive Award. In general, the amount of ordinary income required to be recognized is, (a) in the case of a Nonqualified Stock Option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a Stock Appreciation Right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of Restricted Stock Units, Performance Grants, and Stock Awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

         Restricted Stock. Unless a Participant who receives an award of Restricted Stock makes an election under Section 83(b) of the Code as described below, the Participant generally is not required to recognize ordinary income on the award of Restricted Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the Participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a Participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the Participant will not be required to recognize additional ordinary income when the shares vest.

         Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an Incentive Stock Option (a "disqualifying disposition"), a Participant generally will be required to recognize ordinary income upon such disposition.

         Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a Participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonqualified Stock Option (including an Incentive Stock Option that is treated as a Nonqualified Stock Option, as described above), a Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Grants, and Stock Awards, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a Participant, provided that certain income tax reporting requirements are satisfied.

         Parachute Payments. Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Compensation Committee may make awards as to which the vesting thereof is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain Company employees.

         Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives (generally the five highest paid officers) to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan has been designed to allow the Compensation Committee to grant Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Grants that qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation."

REQUIRED VOTE

         The affirmative vote of a majority of the total votes present at the meeting in person or by proxy will be required to approve this Proposal 3. Through agreements with two affiliates of a Director and based on its understandings with its officers and directors, the Company believes that sufficient affirmative votes will be cast to approve this Proposal. For additional information regarding the casting of votes on this matter, please refer to "Voting Rights" above on page 2 of this Proxy Statement.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

                                   PROPOSAL 4

                  AMENDMENT TO CERTIFICATE OF INCORPORATION TO
          AUTHORIZE A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

GENERAL

         The Company's Board of Directors has unanimously adopted resolutions proposing, declaring advisable and recommending that the stockholders of the Company authorize an amendment to the Company's Certificate of Incorporation (the "Amendment"), substantially in the form of Appendix C, to effect a reverse stock split (the "Reverse Split") and to provide for the issuance of one whole share in lieu of fractional shares otherwise issuable in connection with the Reverse Split. There will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of the Common Stock as a result of the Reverse Split.

         If the Reverse Split is approved, the Board of Directors will have the authority, without further stockholder approval, to effect the Reverse Split, pursuant to which each of the Company's presently outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one (1) New Share for each ten (10) Old Shares to one (1) New Share for each thirty-five (35) Old Shares. The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number". The Reverse Split will be effected simultaneously for all Common Stock and the Exchange Number will be the same for all Common Stock.

         In addition, the Board of Directors will also have the authority to determine the exact timing of the Reverse Split, which may be at any time on or prior to the next annual meeting of stockholders, without further stockholder approval. The timing and the Exchange Number will be determined in the judgment of the Board of Directors, with the intention of providing the Company with more options and the best terms available for potential investment in the Company and other intended benefits of the Reverse Split to stockholders and the Company. See the information below under the caption "Purpose of the Reverse Split." The text of the proposed Amendment is set forth in Appendix C to this Proxy Statement.

         The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, not to proceed with the Reverse Split, if, at any time prior to filing the Amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Split and in determining the Exchange Number, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Company's Common Stock, business and transactional developments and the Company's actual and projected financial performance. The Company has no plans for any reverse split subsequent to the Reverse Split as described in connection with this Proposal.

         Except for changes due to the issuance of one whole additional share in lieu of fractional shares, the Reverse Split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

PURPOSES OF THE REVERSE SPLIT

         The Company's Common Stock is traded on the American Stock Exchange and on April 30, 2003 the Closing price of the Common Stock was $.24. One purpose of the Reverse Split Proposal is to increase the market price of the Company's Common Stock. However, there can be no assurance that after effectuating the Reverse Split, the Company's Common Stock price will increase. In addition, during the next few months, the Company will pursue raising additional funds through equity or debt offerings in order to provide needed capital. The Company believes that the Reverse Split Proposal will assist the Company in its efforts to obtain permanent investment by institutions and other accredited investors.

         Giving the Board authority to implement the Reverse Split will avoid the need to call a special meeting of, or seek consents from, stockholders under time constraints to authorize a reverse split should it become necessary in order to execute a reverse split before the closing of a financing. The Board believes that the range of splits from 1-for-10 to 1-for-35 is necessary because the historical trading range of the Company's shares during the past 15 months has been relatively broad.

CERTAIN EFFECTS OF THE REVERSE SPLIT

         The following table illustrates the principal effects of the Reverse Split on the Company's Common Stock. The share numbers are based on the shares outstanding as of the record date and are subject to adjustment to reflect the issuance of whole shares in lieu of fractional shares.

------------------------------ --------------------------- --------------------------- ---------------------------
                                Number of Shares Before         Number of Shares            Number of Shares
                                       the Split             After 1-for- 10 Split       After 1-for- 35 Split
------------------------------ --------------------------- --------------------------- ---------------------------
Authorized                              80,000,000                 8,000,000                   2,285,715
------------------------------ --------------------------- --------------------------- ---------------------------
Outstanding                             59,850,541                 5,985,055                   1,710,016
------------------------------ --------------------------- --------------------------- ---------------------------
Available for Issuance                  20,149,459                 2,014,945                    575,669
------------------------------ --------------------------- --------------------------- ---------------------------

         Stockholders should recognize that if the Reverse Split is effectuated they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the Amendment divided by the Exchange Number, after adjustment for fractional shares, as described below). While the Company expects that the Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple equal to the Exchange Number or result in the permanent increase in the market price (which is dependent upon many factors, including, but not limited to, the Company's performance and prospects). Also, should the market price of the Common Stock decline, the percentage decline may be greater than would pertain in the absence of a Reverse Split. Furthermore, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. There can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

EFFECT OF THE REVERSE SPLIT ON STOCK OPTIONS AND WARRANTS

            The Reverse Split would reduce the number of shares of Common Stock available for issuance under the Company's 1998 Stock Option Plan (the "1998 Plan"), the Company's 2001 Stock Plan (the "2001 Plan") and the Diomed Holdings, Inc. Omnibus Incentive Plan (the "Omnibus Plan") that is the subject of Proposal 3 above in this Proxy Statement. Each reduction would be in proportion to the exchange ratio of the Reverse Split. The number of shares of Common Stock currently authorized for issuance but unissued at April 30, 2003 under the 1998 Plan, the 2001 Plan is 750,000, 1,750,000 and zero, respectively (prior to giving effect to the Reverse Split, and assuming that the stockholders have approved Proposal 3).

            In addition to options outstanding under the 1998 Plan and the 2001 Plan, the Company also has outstanding certain warrants to purchase shares of Common Stock. Under the terms of the outstanding stock options and the warrants, the Reverse Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the Reverse Split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. In connection with the Reverse Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share, and no cash payment will be made in respect of such rounding.

PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

         If the Amendment is approved by the Company's stockholders, and if the Board of Directors still believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined the appropriate Exchange Number and the appropriate effective time for the Reverse Split. The Board may delay effecting the Reverse Split until the next annual meeting of stockholders without re-soliciting such stockholder approval. The Reverse Split will become effective on the date of filing the Amendment (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

         Promptly after the Effective Date, stockholders will be notified that the Reverse Split has been effected and of the exact Exchange Number. The Company's transfer agent, Corporate Stock Transfer, will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

FRACTIONAL SHARES

         No scrip or fractional certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to the issuance of one whole additional share for the fractional share the stockholder would have otherwise received.

NO DISSENTER'S RIGHTS

         Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed Amendment.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

         The following is a summary of certain material federal income tax consequences of the Reverse Split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset", as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

         No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Split. The aggregate tax basis of the New Shares received in the Reverse Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split.

REQUIRED VOTE

         The affirmative vote of a majority of the outstanding shares of capital stock entitled to vote on the Amendment will be required to approve this Proposal 4. If approved by the stockholders, the proposed amendment to our Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which we expect to file as soon as practicable after the Annual Meeting. Through agreements with two affiliates of a Director and based on its understandings with its officers and directors, the Company believes that sufficient affirmative votes will be cast to approve this Proposal. For additional information regarding the casting of votes on this matter, please refer to "Voting Rights" above on page 2 of this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

                                   PROPOSAL 5

              APPROVAL FOR PURPOSES OF THE AMERICAN STOCK EXCHANGE
                  RULE 713 OF ISSUANCES OF 30,138,792 SHARES OF
             COMMON STOCK UPON CONVERSION OF PREFERRED STOCK ISSUED
                     IN EXCHANGE FOR CERTAIN EXISTING RIGHTS OF CURRENT
                NOTEHOLDERS AND WARRANT HOLDERS AND IN CONNECTION WITH AN INTERIM FINANCING TRANSACTION.

SUMMARY OF MAY 2003 FINANCING AND EXCHANGE TRANSACTIONS

         On May 7, 2003 we entered into certain transactions with three of our Directors and four of our existing securityholders. One of these existing securityholders, Gibralt US, Inc., was, together with its affiliates, the beneficial owner of approximately 6.6% of our outstanding shares prior to these transactions. Gibralt US is an affiliate of one of our Directors, Samuel Belzberg. As part of these transactions, we issued to these Directors and securityholders preferred shares convertible into 30,138,792 shares of our Common Stock, representing in the aggregate approximately 50.36% of our Common Stock and common stock equivalents outstanding after the transactions. These transactions increased to approximately 42% the percentage of our shares that Samuel Belzberg beneficially owns.

         The May 7, 2003 transactions resulted from the Company's need to raise additional financing to meet its operating requirements. During the first quarter of 2003, our management changed and independent members were added to our Board of Directors. To address the Company's capital matters, the Board of Directors created a special committee comprised of independent directors, known as the "Independent Committee." The Independent Committee was comprised of Messrs. Jenkins, Swank and Brooks.

         After discussions with potential outside investors and following the assessments that our new management and our new directors made of the Company's financial and operational situation, the Board of Directors concluded that the Company would remain financially viable only if it raised additional capital. The Board of Directors, approving management's recommendations, sought to raise both interim financing and permanent financing. Management had recommended that the interim financing be in an amount adequate to supply the Company's cash needs until a permanent financing could be completed. In April 2003, the Directors approved a plan to raise up to $1.2 million of interim financing prior to May 15, 2003 and between $8 million and $10 million of permanent financing beginning during the second quarter. The Directors further determined that, because of the Company's history of operating losses and current cash position, the permanent financing was likely to involve the issuance of substantial amounts of equity. Upon review of the Company's capital structure, including the $2,000,000 interim financing obtained in December 2002, the Board of Directors concluded that certain changes were required to be made to the December 2002 financing to modify terms and conditions of that financing that, under current market conditions, might make equity investment in the Company less attractive to outside investors. Specifically, the Board of Directors was concerned that under prevailing market conditions in the second quarter of 2003, prospective investors would be reluctant to invest in the Company because of the future dilution represented by the warrants and the conversion of the $2,000,000 principal amount of notes we issued in December 2002. In addition, the terms of the notes provided the noteholders with the right to participate in the future financing at a discount to the price that these investors would be paying and the right to approve the future financing were likely to be obstacles to a completed financing. The Directors also determined that issuing additional shares in exchange for modifications to the notes issued in the financing was, from the perspective of the Company's stockholders, preferable to the alternative of ceasing operations due to lack of funding.

         As discussed in greater detail below, in the May 7, 2003 transactions, the securityholders exchanged both their contractual rights to convert into shares of Common Stock the $2,000,000 principal amount of notes that they purchased from us in December 2002 and their warrants to purchase 8,333,333 shares of Common Stock that they purchased together with the notes, all for 27,117,240 of the common share equivalents that we issued. We issued the remaining 3,021,552 common share equivalents on May 7, 2003 as part of an interim financing in which Gibralt US and two of our Directors, James A. Wylie, Jr. and Peter Norris, committed to provide financing of up to $1,200,000 in the form of short-term secured notes.

         By way of background, in December 2002, we had issued $2,000,000 in aggregate principal amount of convertible secured notes and warrants to purchase 8,333,333 shares of Common Stock to Gibralt US. In March 2003 Gibralt US transferred $500,000 in aggregate principal amount of the notes and 2,083,334 of the warrants to unaffiliated third parties. Please refer to the discussion below under "Description of December 2002 Interim Financing Transaction" for additional information regarding the December 2002 transactions, including their terms and conditions.

         In April 2003, the Independent Committee authorized a plan to raise interim capital in addition to the $2,000,000 of interim financing raised in December 2002. Because of the imminent need for capital and the extended period of time that outside investors required both for their due diligence and the negotiation of terms and conditions, outside sources of capital were not feasible. Therefore, to avoid terminating or curtailing its operations, the Board of Directors determined to commence discussions with Gibralt US with a view to its providing early in the second quarter interim financing in addition to that which it had provided in December 2002. In late April we elected to obtain up to $1,200,000 of interim financing from Gibralt and two of our Directors. At the same time the Independent Committee proposed a restructuring of the securities issued in December 2002 to improve our access to the financial markets and enhance the likelihood of a subsequent financing. Please refer to the discussion below under "Description of May 2003 Exchange Transactions" for additional information regarding the May 2003 exchange transactions.

         To induce the December 2002 securityholders to relinquish certain of their rights that would make a permanent financing more difficult, we sought to provide the securityholders with compensation that was commensurate with the value of these rights. Using the Black-Scholes valuation methodology, we calculated the monetary value of the rights of holders of our December 2002 notes to convert their notes into shares of our Common Stock and the monetary value of the Common Stock purchase warrants that we issued in December 2002 in connection with the notes to be approximately $2,153,900, after application of a discount factor. Of this amount, approximately $1,437,100 was attributable to the right of the noteholders to convert their notes into shares of Common Stock and approximately $716,800 was attributable to outstanding warrants to purchase common stock exercisable until June 26, 2004. At the same time, because we also sought to eliminate the 20% contractual discounts that the noteholders held as to the next round of financing, we valued that discount, and the value was determined to be $240,000. Please refer to "Description of May 2003 Interim Financing Transaction" for information regarding the valuation of the discount at $240,000. We further engaged a professional valuation firm to provide a professional opinion as to the valuations that we had utilized. The Independent Committee then determined to offer to pay the noteholders, in exchange for both the convertibility rights and the warrants proposed to be surrendered and for the contractual discount on the next round of financing, the amount of $2,393,900, payable in the form of shares of the Company at the presumed post-transaction market price of the Common Stock.

         Specifically, the Independent Committee concluded that, based on the then-current market price of the Company's shares of $0.16 on April 22, 2003, the date on which the Company and the securityholders reached a definitive agreement as to the terms of the exchange transaction and the interim financing, this amount represented approximately 50.36% of the Company's market capitalization, as follows:

          Shares outstanding...................................$29,711,749

          Market price................................................0.16

          Market Capitalization.................................$4,753,880

          Value of warrants and convertibility
              of notes included in Market Capitalization........$2,359,980

          Obligation as a percent of
             Market Capitalization..................................50.36%

         The Independent Committee then performed the following calculations to determine that number of shares which, after giving effect to the issuance of those shares, would constitute 50.36% of the Company's issued and outstanding shares, and the presumed price per share of the common stock equivalents to be issued, after giving effect to the issuance of those common stock equivalents:

           Additional Shares to be
               issued to satisfy obligation......................30,138,786

           Total shares outstanding after
              issuance of additional shares......................59,850,547

           Additional shares as a
              percentage of total shares outstanding.................50.36%

         If we do not complete our contemplated subsequent financing by June 30, 2003, or if our stockholders do not approve the issuance of the Common Stock underlying the common share equivalents we issued in the exchange transactions and the interim financing, the December 2002 securityholders may elect to rescind the exchange transaction, in which event we will reissue the 8,333,333 warrants originally issued on December 27, 2002, replace the Class C Notes with Class A Secured Notes due 2004 in the aggregate principal amount of $2,000,000, and cancel the 27,117,240 common stock equivalents issued to them on May 7, 2003.


         The lenders in our May 2003 interim financing have the right to participate in our contemplated subsequent financing. Their participation rights require that if they elect to participate in this contemplated financing, they will do so on the same terms and conditions as the investors that participate in the contemplated financing by redeeming their notes upon our completion of the contemplated financing on an equivalent basis into the securities that we sell in that financing. In determining the price at which we sold our notes to our lenders in May 2003, an independent committee of our Board of Directors considered the added risk that the lenders would be accepting in light of the uncertainty of the completion of the contemplated financing. The notes issued to Gibralt US and the other securityholders in December 2002 provided that the noteholders had the right to participate in the next following financing of the Company at a discount of 20% to the price to be paid by investors in that next financing. Using this discount factor, among other things, as a benchmark for arriving at a value for the risk that our interim financing lenders would be assuming, based upon the lenders' commitments to fund $1,200,000 of interim financing, the independent committee authorized the issuance to the lenders of preferred shares convertible into 3,021,552 shares of our Common Stock, allocated according to the lenders' respective loan commitments to the Company.

         Please refer to the discussion below under "Description of May 2003 Interim Financing Transaction" for additional information regarding the commitment of up to $1,200,000 of interim financing in May 2003.

         On May 28, 2003, Gibralt US and the other holders of the Class C Notes agreed to modify the Class C Notes to extend the maturity date from January 1, 2004 to January 1, 2006, increase the interest rate from 8% per annum to 12.5% per annum, to provide that accrued interest will begin to be payable commencing September 30, 2003, and to provide that accrued interest and principal will be subject to prepayment on a quarterly basis commencing March 31, 2004 to the extent of 50% of the Company's quarterly free cash flow. Additionally, certain intellectual property collateral was also limited to that owned as of December 31, 2002, and the inventory collateral securing the Class C Notes was limited to the value of the inventory carried on the Company's books and records as of December 31, 2002. The Company also agreed to maintain the aggregate of the book value of its inventory and its tangible fixed assets as of the end of any quarter at not less than the book value of inventory as of December 31, 2002. The holders of the Class C Notes agreed to exchange the Class C Notes for Class E Notes reflecting these modifications.

         On May 28, 2003, Gibralt US and the other lenders in the May 7, 2003 interim financing agreed that the loans made in that financing would be converted into the securities issued in the Company's financing if entered into by June 30, 2003, and also agreed to modify the collateral securing the Class D Notes to the same extent of the modifications to the collateral securing the Class C Notes described above.

WHY ARE WE SEEKING STOCKHOLDER APPROVAL?

         The liquidity of the common shares underlying the preferred shares that we issued in the exchange transactions and our May 2003 interim financing was an important factor in the value attributed to those shares by the securityholders. The liquidity arises from our ability to list those shares for trading on the AMEX, together with our currently listed shares. Therefore, the listing of the underlying common shares was of material importance to the securityholders. AMEX rules require that as a prerequisite to approving an application to list shares, our stockholders approve the issuance of shares of Common Stock which, when issued, equal 20% or more of our then-outstanding Common Stock if the issue price is less than the greater of the book value and the market value of our Common Stock.

         As an integral part of the May 2003 interim financing and concurrent exchange transactions, the Independent Committee agreed to several conditions that the securityholders put forward. One condition was that the failure of our stockholders to approve the issuance of the 30,138,792 common shares underlying the preferred shares, enabling us to list those shares on the AMEX, would allow the interim financing lenders to terminate their loan commitment and the December 2002 securityholders to undo the exchange transactions. If our stockholders do not approve the stock issuances, and the securityholders elect to unwind the exchange transactions, we will reissue secured notes that allow the noteholders to convert their notes into an undetermined number of shares of our Common Stock and redeliver the warrants to purchase 8,333,333 shares of Common Stock, subject to adjustment in accordance with the terms of the warrants. Other terms of the December 2002 financing, including the right of the noteholders to approve terms of the next following financing, will also be reinstated.

         Approval of this Proposal would allow the Company to list with AMEX 30,138,792 shares of our Common Stock. Issuing preferred shares convertible into these common shares caused dilution in excess of 50% to our existing stockholders and caused the existing stockholders' ownership percentage of the Company's equity to decrease by approximately 50%. However, if the stockholders do not approve this proposal and the December 2002 securityholders rescind the exchange transactions as a result, then the stock purchase rights under the warrants and the conversion of the notes would be reinstated, and the issuance of Common Stock upon exercise of those rights and the warrants would also be dilutive to the stockholders. The rate at which the noteholders may convert their notes into shares of our Common Stock is not fixed; the conversion rate is stated to be 80% of the price of a share of Common Stock in the next equity offering. Moreover, the warrants contain antidilution rights that adjust the exercise price downward to equal the price at which the Company later offers its shares, if lower than the initially stated exercise price. As a further adjustment, the number of shares that the holder of the warrants may purchase is increased. Accordingly, if the December 2002 securityholders rescind the exchange transactions, the amount of dilution caused by the future conversion of the notes and exercise of the warrants would increase if we offer to sell Common Stock or common stock equivalents in a subsequent financing at a price lower than the currently-prevailing market price of our Common Stock.

DESCRIPTION OF DECEMBER 2002 INTERIM FINANCING TRANSACTION.

         The following summarizes the original terms of the $2.0 million bridge financing that we completed in December 2002:

         On December 27, 2002, we borrowed $2.0 million from Gibralt US, Inc., whose principal, Samuel Belzberg, is a member of the Company's Board of Directors. To evidence the loan, we issued $1.0 million in Class A Secured Notes and $1.0 million in Class B Unsecured Notes, which in each case were due on January 1, 2004. The maturity date of these notes has since been extended to January 1, 2006. When issued, the notes accrued interest at 8% per annum, and accrued interest is payable at maturity. The notes have since been modified to accrue interest at 12.5% annually with interest to be paid quarterly, beginning September 30, 2003 and to provide that unpaid accrual interest and principal will be paid quarterly commencing March 31, 2004 to the extent of 50% of the Company's quarterly free cash flow.

         When issued, the notes, including principal and accrued interest, were convertible into Common Stock at 80% of the Common Stock price, which is defined as: (i) if we complete a financing transaction in which we issue Common Stock or Common Stock equivalents, the price per share of Common Stock or Common Stock equivalent (the weighted average if multiple financing transactions occur in a rolling 30-day period), (ii) if we complete a financing transaction in which we do not issue Common Stock or Common Stock equivalents, the lower of the average of the closing price of the Common Stock for the fifteen business days preceding the public announcement of the financing transaction or the average of the closing price of the Common Stock for the fifteen business days following the public announcement of the financing transaction, (iii) if a liquidity event occurs in which any person or group other than a stockholder on December 27, 2002 becomes the beneficial owner of at least 51% of voting control of the Company, the price per share allocated to each share of Common Stock or Common Stock equivalent, (iv) if any other liquidity event occurs, the lower of the average of the closing price of the Common Stock for the 15 business days preceding the public announcement of the liquidity event or the average of the closing price of the Common Stock for the 15 business days following the public announcement of the liquidity event.

         If a merger or reorganization occurs, as originally issued the notes were convertible into the kind and number of shares of Common Stock, other securities or property into which the notes would have been converted into if the notes had been converted into Common Stock on the business day preceding the merger or reorganization.

         The Company and the securityholders also entered into a registration rights agreement, under which the Company agreed to notify the lender(s) if the Company proposes to file certain future registration statements. The Company agreed to use its best efforts to include the registrable securities held by the lender(s) in the registration statement, subject to certain defined limitations, if so requested by the lender(s) within 30 days after receipt of the Company's notice. The securityholders agreed to become subject to a "holdback period," by which they may not effect a public sale of stock for a period of up to 180 days following the effective date of the registration statement, if so requested by a managing underwriter of the offering which is the subject of that registration statement.

         The Company also agreed not to consummate any financing transaction until January 1, 2004 while any notes are outstanding unless the Company has first received the approval of the lenders holding at least 66-2/3% of the outstanding principal amount of the notes.

         The Company also issued to the lender warrants to purchase up to 8,333,333 shares of Common Stock, based upon the $0.24 closing price of the Company's Common Stock on December 26, 2002. As originally issued, the warrants were exercisable for a period of five years, beginning June 27, 2003, at an exercise price of $0.26, which is 110% of the market price of the Common Stock on December 26, 2002. If the Company, during the life of the warrants, issued Common Stock or Common Stock equivalents at a price per share less than $0.26, the number of warrants and the exercise price of the warrants were adjustable to the lower price per share. If a merger or reorganization occurs, the warrants became convertible into the kind and number of shares of Common Stock, other securities or property into which the Common Stock issuable upon exercise of the warrants would have been converted into if the warrants had been exercised prior to the merger or reorganization.

         The notes and the warrants, on a pro rata basis to the notes, are transferable in part or in whole by the lender to one or more third parties, in accordance with all of the same terms granted to the lender by the Company.

         On March 18, 2003, Gibralt US sold and transferred to three investors in a private transaction (i) $500,000 aggregate principal amount of notes ($250,000 of which are Class A Notes and $250,000 of which are Class B Notes), and (ii) 2,083,334 warrants. Accordingly, after the taking effect of this transfer, Mr. Belzberg beneficially owned 6,249,999 warrants and $1,500,000 aggregate principal amount of notes ($750,000 of which are Class A Notes and $750,000 of which are Class B Notes).

         The complete terms and conditions of the of the December 2002 bridge financing are set forth in a Current Report on Form 8-K filed by the Company on December 30, 2002 with the SEC.

DESCRIPTION OF MAY 2003 EXCHANGE TRANSACTIONS

         As stated above, based on market conditions during the second quarter of 2003, we determined to simplify our capital structure to make the Company more attractive to prospective investors in a subsequent financing. Our efforts to simplify our capital structure included eliminating the conversion rights under the notes, the warrants and the noteholders' right to approve future financings. The Board determined that under prevailing market conditions, simplifying the Company's capital by eliminating the warrants and the conversion and approval rights under the December 2002 notes was necessary to enable the Company to enter into a financing transaction during the second quarter of 2003.

         The Independent Committee approved the capital simplification plan, and suggested that the Board approve this plan. The Board of Directors approved the simplification plan, and authorized the Independent Committee to develop a proposal to the December 2002 securityholders which would fairly compensate these securityholders for the modifications to the terms of the December 2002 financing that the Company sought. The Independent Committee developed such a proposal and began negotiating with the December 2002 securityholders in April 2003.

         The Independent Committee selected the Black-Scholes option pricing model as an appropriate basis to determine the consideration to be paid to the lenders for relinquishing their stock purchase rights. Black-Scholes was the pricing model the Company's independent auditors used to analyze the impact of the initial issuance of the notes and warrants when auditing the Company's 2002 financial statements. Accordingly, Common Stock information was applied to the Black-Scholes model to calculate a present value of the warrants and a present value of the conversion rights of the notes to be approximately $2,154,000 as of the date of agreement of the exchange transactions. The Independent Committee proposed that the Company would pay the calculated value by issuing common stock equivalents having a market value equal to that amount. The Independent Committee engaged the valuation firm Marshall & Stevens Inc. to review the committee's calculations of the value of the warrants and conversion rights under the notes using the Black-Scholes model.

         Background Regarding Black-Scholes. The Black-Scholes model is the most popular theoretical model for the valuation of marketable options and similar derivative rights. The model is based on the assumption that it is possible to set up a perfectly hedged position consisting of owning the shares of stock and selling a call option on the stock. There are many assumptions underlying the Black-Scholes model, some of which are based on the volatility of our Common Stock. Although not all of those assumptions fully correlate with the circumstances surrounding the Company or our Common Stock, the Independent Committee believed that using Black-Scholes would produce a more reliable benchmark of value than any other method. One important factor in the Black-Scholes analysis is the risk-free rate assumed in the calculation. From September 2002 to April 22, 2003, the yield to maturity of 5-year treasury securities was approximately 3.0%, and this value was used to determine the implied volatility of the market comparable options.

         As a result of these factors, the Independent Committee determined that the volatility of the Common Stock a the five-year exercise period was in the range from 50% to 150%. Using these volatility factors, the characteristics of the warrants, the long-term risk-free rate, the current price of the Common Stock, and the Black-Scholes option pricing model, the Independent Committee determined a range of values for the warrants. Then, these values were weighted according to the probability of the volatility of the Common Stock persisting over the life of the warrant. Accordingly, the fair market value of the warrants, if they were fully marketable, according to the Black-Scholes model would be $1,024,000.

         As is the case with the warrants, the convertibility feature of the notes issued in December 2002 has a value. Using the same assumptions that the Independent Committee made in connection with the valuation of the warrants, and using the same weights for the likelihood of the given volatility to predominate over the exercise period as was used in the warrant valuation, and accounting for dilution and the effect of increased equity resulting from the issuance of stock issued upon conversion of the notes, the Independent Committee determined that the fully marketable value of the convertibility feature of the notes was $2,053,000.

         Having determined the value of the warrants of $1,024,000 and the value of the convertibility feature of the notes of $2,053,000, the Independent Committee then determined that these figures should be adjusted to reflect the lack of liquidity of the warrants and the convertibility feature. The Black-Scholes model assumes the warrant and convertibility feature are the equivalent of a fully marketable and liquid call option with a call price above the Common Stock price, assuming these rights are openly traded on an exchange. This, however, is not the case with the warrants and the notes. The warrants and the notes are not traded on an exchange, decreasing their marketability and making them comparatively difficult to sell, decreasing their liquidity. Overall, marketability and liquidity are related and to determine the fair market value of the warrants and convertibility feature of the notes, a discount needs to be applied to the values of the warrants and convertibility of the notes determined above.

         Upon analysis of several factors that affect the degree of the discount to be applied, including historical and empirical studies of marketability and illiquidity discounts, the Independent Committee determined that the appropriate discount for these rights is 30%. The Independent Committee applied this discount to the fully marketable values of the warrants and convertibility feature of the notes determined as set forth above, and determined that the fair market value of the 8,333,333 warrants is $716,800 and the fair market value of the convertibility feature of the notes is $1,437,100.


         OTHER FEATURES OF THE TRANSACTION. As part of the negotiations between the Independent Committee and the December 2002 securityholders, the securityholders required that the Company secure the entire $2,000,000 principal amount of indebtedness. Because the noteholders were also asked to relinquish their right to approve a future financing transaction, and because the Company was not restricted from granting security for indebtedness under the terms of the Company's Class A Convertible Preferred Stock, as that preferred stock had all been converted into Common Stock on March 31, 2003, the Independent Committee determined that securing the entire $2,000,000 of modified notes was acceptable. The securityholders also required that they be able to unwind the exchange transactions and restore the original terms of the December 2002 notes and warrants if the Company's stockholders do not approve the issuance of the Common Stock underlying the capital stock issued to the securityholders in the exchange transactions, or if the Company does not complete its contemplated financing transaction by June 30, 2003. The Independent Committee determined these rescission rights were acceptable as terms of the transaction.

         On the basis of the foregoing, and using the calculations discussed below under "Calculation of Common Share Equivalents Issued," the Independent Committee recommended to the Board of Directors that in exchange for the lenders' relinquishment of the conversion rights and financing transaction approval rights under the notes and for the delivery to the Company of the warrants, the Company provide consideration to the December 2002 securityholders consisting of (i) shares of capital stock representing an aggregate of 27,117,240 shares of Common Stock, to be issued to the securityholders on a pro rata basis in accordance with the principal amount of notes held by them, and
(ii) providing security for the entire indebtedness represented by the December 2002 notes. The Board of Directors, with Samuel Belzberg abstaining, unanimously voted to approve this recommendation.

         The Company created a new class of preferred stock out of its authorized preferred stock, consisting of 20 shares of preferred stock called "Class C Convertible Preferred Stock," each share of which will automatically convert into 1,355,862 shares of Common Stock at the time when the Company's stockholders approve the issuance of these shares of Common Stock underlying the Class C Convertible Preferred Stock. This will result in an additional 27,117,240 shares of Common Stock being issued and outstanding after the conversion occurs.

         On May 7, 2003, (i) the Company issued a total of 20 shares of Class C Convertible Preferred Stock to the December 2002 securityholders, (ii) the securityholders delivered the warrants to the Company, (iii) the securityholders returned the Class A Notes and Class B Notes held by them to the Company for cancellation and (iv) the Company issued Class C Secured Notes to the securityholders in principal amounts equal to the notes that were cancelled, which are not convertible into capital stock of the Company, do not provide the noteholders with the right to approve future financing transactions and which grant a security interest in respect of the Company's property identical to the security interest created on December 27, 2002 in connection with the Company's indebtedness under the Class A Notes, and otherwise have terms substantially similar to the December 2002 notes. Under the terms of the exchange transactions, Gibralt US is the "Designated Note Purchaser," with authority to act for the securityholders in certain administrative matters and to perform other functions on behalf of the securityholders.

         On May 28, 2003, the Company and the noteholders agreed to modify the terms of the May 7, 2003 exchange transactions to further enhance our prospects of successfully completing a subsequent financing. Based in part on its assessment of the financial market to be accessed by the Company, the Independent Committee determined that it was essential to extend maturity date of the December 2002 notes beyond January 1, 2004, eliminate the right of the holders of the May 2003 notes to redeem the notes for cash upon the completion of the future financing and limit in certain respects the collateral securing the Company's obligations under the December 2002 and May 2003 notes. The Independent Committee determined that these modifications were necessary because the terms of the December 2002 and May 2003 notes would, unless modified, deter investors from investing in the Company because prospective investors would presumably want the proceeds of their investment applied to the Company's working capital rather than the satisfaction of existing debt. Accordingly, the Independent Committee negotiated further modifications to the exchange transactions and May 2003 interim financing.

         The Independent Committee determined that the maturity date of the notes issued in December 2002 should be extended to not earlier than January 1, 2006. In addition, the Independent Committee determined that certain provisions of the security agreement governing the terms of the security interest granted to the December 2002 noteholders should be limited to certain collateral that was owned at December 31, 2002 and should not include after-acquired property of the Company (thereby making that property available as security to future investors in the Company). The Independent Committee further determined that the notes issued in May 2003 should not be redeemable for cash upon the closing of the future financing transaction. Instead, the notes should be required to be converted into the securities issued in the future financing on the same terms and conditions offered to the other investors. With these objectives, the Independent Committee commenced negotiations with the noteholders.

         The noteholders required that in exchange for the modifications the Company sought, the terms of the notes be revised to increase the interest rate from 8% to 12.5% per annum, and to require that Diomed commence making payments of accrued interest and principal on a quarterly basis beginning the first quarter of 2002 to the extent of 50% of the Company's excess quarterly cash flow, determined in accordance with generally accepted accounting principles on a quarterly basis based on consolidated net cash flows for the quarter. The noteholders also required that Diomed be obligated to maintain a minimum level of inventory and fixed tangible assets, as carried on the books and records of the Company and as determined at the end of any calendar quarter while any notes are outstanding of at least $3,271,400, the amount carried as of December 31, 2002.

         The Independent Committee determined that these terms were acceptable and recommended to the Board that the modifications to the notes and the related agreements be amended accordingly. The Board, with Messrs. Wylie, Norris and Belzberg abstaining, unanimously approved the modifications of the notes and related agreements as so described, and on May 28, 2003, the Company, Diomed and the noteholders agreed to effect the modifications of the terms of the notes as described above.

         The complete terms and conditions of the issuance of these shares are set forth in a Current Report on Form 8-K/A filed by the Company on May 16, 2003 with the SEC.

DESCRIPTION OF MAY 2003 INTERIM FINANCING TRANSACTION

         The following summarizes the background and terms of the $1.2 million interim financing that we completed on May 7, 2003:

         During the first quarter of 2003, the Company determined that it had an immediate need for capital to support its operations, and also had developed a long-range business plan that required additional capital investment. The Board of Directors determined that it should pursue a plan to obtain permanent capital in the range of $8.0 million to $10.0 million to implement its long-term business plan. The Board of Directors also determined that the Company should pursue a bridge financing in the amount of $1.2 million in the interim to ensure that it has sufficient cash to fund operations for a period of time before it completed the contemplated permanent financing.

         The Company determined that Samuel Belzberg (acting individually or through his affiliates and other persons associated with him) was the most readily available source of this interim financing. Mr. Belzberg is a Director of the Company, and through his affiliation with Gibralt Capital Corp. and Gibralt US, Mr. Belzberg beneficially owned 1,959,499 shares of Common Stock, as well as $1.5 million aggregate principal amount of notes and 6,249,999 warrants purchased in the December 2002 financing. He also owned options to purchase up to 50,000 shares of Common Stock. James A. Wylie, Jr., a Director and the Company's chief executive officer, and Peter Norris, a Director and stockholder of the Company, also expressed interest in participating in the interim financing to demonstrate their commitment and support of the Company. The Board of Directors, acting through a special committee (of which Messrs. Swank, Brooks and Jenkins were members) negotiated the terms of the $1.2 million interim financing. This Independent Committee considered its members' good faith assessment of current market conditions and opportunities for the Company to raise capital in an interim financing.

         Accordingly, the Independent Committee determined that in exchange for the lenders' commitment to lend up to $1,200,000 to the Company, the Company should issue notes secured on an equal basis with the indebtedness incurred in the December 2002 financing and having substantially similar terms as the notes issued in the exchange transactions (except that they would mature one year from the date of issuance), and, in addition, that the Company should issue shares of capital stock equal to 20% of the amount of the loan commitment of the interim financing lenders, valued at the same price of the Common Stock used for calculating the amount of shares to be issued in the exchange transactions. The committee determined that the 20% discount rate was appropriate because the contemplated financing was not certain to occur (in fact, the terms had not been finalized and no offers to participate in the financing had been made), creating greater risk to the lenders in the interim financing as compared to the risk undertaken by the investors in the contemplated financing itself. 20% was also the discount afforded to the December 2002 securityholders under the original terms of the convertible notes. A 20% discount on the aggregate loan commitment of $1,200,000 equals $240,000.

         During the negotiation process, the lenders required that if the contemplated financing did not occur prior to June 30, 2003, then the lenders could accelerate the maturity date of their notes. The lenders also required that they be granted the right (but not the obligation) to redeem their notes and participate as an investor in the contemplated financing on the same terms as the other investors, and that they also have the right to accelerate the maturity date of the notes and be paid full when the financing occurs. The lenders also required that if the Company's engagement agreement with its financial advisors were to terminate before the financing was completed, then the lenders would have the right to terminate their loan commitment in respect of those amounts which were not funded at the time of the advisor's termination. Because interim financing from other sources was not accessible, the Independent Committee determined that these terms were acceptable. The Independent Committee recommended the interim financing on the terms described above to the Board of Directors, and the Board, with Samuel Belzberg, James A. Wylie, Jr. and Peter Norris abstaining, unanimously approved the interim financing on these terms.

         The Company created a new class of preferred stock out of its authorized preferred stock, consisting of 24 shares of preferred stock called "Class D Convertible Preferred Stock," each share of which will automatically convert into 125,898 shares of Common Stock at the time when the Company's stockholders approve the issuance of these shares of Common Stock underlying the Class D Convertible Preferred Stock. This will result in an additional 3,021,552 shares of Common Stock being issued and outstanding after the conversion occurs. The Company used the calculations discussed under "Calculation of Common Share Equivalents Issued" to determine the number of additional shares issued to the lenders.

         On May 7, 2003, Gibralt US committed to lend up to $1,100,000 to the Company and James A. Wylie, Jr. and Peter Norris each agreed to lend $50,000 to the Company. In exchange for their loans and their loan commitments, the Company issued (i) a total of 24 shares of Class D Convertible Preferred Stock (22 shares to Gibralt US and 1 share to each of Mr. Wylie and Mr. Norris), convertible into a total of 3,021,552 shares of Common Stock (2,769,756 shares of Common Stock to Gibralt US and 125,898 shares of Common Stock to each of Mr. Wylie and Mr. Norris), and (ii) its Class C Secured Notes due May 6, 2004. The Class C Notes accrue interest 8% per annum, and accrued interest is payable upon maturity. The terms of the Class C Notes also grant the holder the option to redeem the indebtedness represented thereby upon the closing of the Company's contemplated financing transaction, on the same terms and subject to the same conditions as apply to the other investors in this financing, or alternatively, to accelerate the maturity date of the notes and require that they become immediately due and payable.

         The Company also granted to the lenders registration rights substantially the same as the registration rights that the Company granted to the December 2002 securityholders and in addition, expanded the Company's obligation to seek to register its registrable securities held by the securityholders and the lenders upon the demand of the holders, in addition to adding the holders' registrable securities to registrations that the Company itself decided to seek. The Company and the December 2002 securityholders also amended agreements issued in connection with the December 2002 financing relating to security and registration rights in order to reflect the security granted under the exchange transactions and the interim financing. Under the terms of the interim financing, Gibralt US is the "Designated Lender," with authority to act for the lenders in certain administrative matters and to perform other functions on behalf of the lenders.

         The complete terms and conditions of the issuance of these shares are set forth in a Current Report on Form 8-K/A filed by the Company on May 16, 2003 with the SEC.

         CALCULATION OF COMMON SHARE EQUIVALENT ISSUED. In connection with the May 2003 exchange transactions and the May 2003 interim financing, the Independent Committee concluded that, based on the then-current market price of the Company's shares of $0.16 on April 22, 2003, the date on which the Company and the securityholders reached a definitive agreement as to the terms of the exchange transaction and the interim financing, the $240,000 discount value, together with the $2,393,900 value calculated in connection with the elimination of the warrants and the convertibility feature of the notes, represented approximately 50.36% of the Company's current market capitalization, as follows:

     Shares outstanding......................................29,711,749

     Market price..................................................0.16

     Market Capitalization...................................$4,753,880

     Value of warrants and convertibility
        of notes included in Market Capitalization...........$2,359,980
     ($716,800 for the warrants, $1,437,100 for the convertibility of the notes and $240,000 for the discount)

     Obligation as a percent of
        Market Capitalization....................................50.36%

The Independent Committee then performed the following calculations to determine that number of common share equivalents which, after giving effect to the issuance of those common share equivalents, would constitute 50.36% of the Company's issued and outstanding common share equivalents, after giving effect to the issuance of those common share equivalents:

      Additional shares to be
          issued to satisfy obligation......................30,138,786

      Total shares outstanding after
         issuance of additional shares......................59,850,547

      Additional shares as a
         percentage of total shares outstanding.................50.36%

The common share equivalents referred to above include not only those issued to affiliates of Samuel Belzberg but also those issued to the other December 2002 securityholders in the exchange transactions and lenders in the interim financing.


REQUIRED VOTE

         The affirmative vote of a majority of the total votes present at the meeting in person or by proxy who are eligible to vote, will be required to approve this Proposal 5. As noted above under "Voting Rights," many of the persons whose shares are the subject of approval sought by this Proposal are eligible to cast votes on this Proposal 5.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

                                   PROPOSAL 6

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has selected BDO Seidman, LLP, independent certified public accountants, as accountants and auditors for the Company for the current fiscal year, subject to ratification or rejection by the stockholders. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders. In the event the stockholders do not ratify the selection of BDO

Seidman, LLP, the selection of other accountants and auditors will be considered by the Board of Directors.

         The following table presents fees incurred to BDO Seidman, LLP for the year ended December 31, 2002:

------------------------------------------------------------------------------- --------------------------------
Audit Fees                                                                       $99,000.00
------------------------------------------------------------------------------- --------------------------------
Financial Information Systems Design and Implementation Fees                           -0-
------------------------------------------------------------------------------- --------------------------------
All Other Fees                                                                     $7,000.00
------------------------------------------------------------------------------- --------------------------------

         The affirmative vote of a majority of the total votes present at the meeting in person or by proxy will be required to approve this Proposal 6.

         Through agreements with two affiliates of a Director and based on its understandings with its officers and directors, the Company believes that sufficient affirmative votes will be cast to approve this Proposal. For additional information regarding the casting of votes on this matter, please refer to "Voting Rights" above on page 2 of this Proxy Statement.



                                  OTHER MATTERS

         If any other matters are properly brought before the Annual Meeting, your proxy may be voted by the proxies in such manner as they deem proper. At this time, the Company does not know of any other matters that will be presented at the Annual Meeting.

                   PROPOSALS BY STOCKHOLDERS FOR PRESENTATION
                           AT THE 2004 ANNUAL MEETING

     Section 5 of Article II of the Company's By-laws provides that, in addition to other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely written notice to the Secretary or an Assistant Secretary at the principal executive office of the Company. Any such notice must be received (i) not less than 30 nor more than 90 days prior to the annual meeting, if clause (ii) is not applicable, or (ii) not less than 10 days before the date of the meeting if less than 40 days' notice of the date of the meeting is given by the Company. The stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting, and in the event that such business includes a proposal to amend either the Certificate of Incorporation or the By-laws of the Company, the language of the proposed amendment, (b) the name and address of the stockholder proposing such business, (c) the number of shares of Common Stock of the Company that are owned by such stockholder and (d) any material personal interest of the stockholder in such business. The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the stockholder has not provided timely written notice as required by the By-laws.

     Proposal that any stockholder desires to have included in the Proxy Statement for the 2004 annual meeting of stockholders must be received by the Company no later than [INSERT DATE THAT IS 120 DAYS BEFORE THE MAIL DATE FOR THIS PROXY STATEMENT].

     A copy of the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, may be obtained by any stockholder, free of charge, upon written request to the Secretary, Diomed Holdings, Inc., One Dundee Park, Andover, MA 01810, or by calling (978) 475-7771.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following portions of the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2002, are incorporated herein by reference: Item
6. Management's Discussion and Analysis of Financial Condition and Results of Operations; Item 7. Financial Statements and Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

                                   Appendix A

                             Audit Committee Charter

PURPOSES

o Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

o Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company and

o Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies.

POWERS AND DUTIES

1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants or the General Auditor;

2.       Creating an agenda for the ensuing year;

3. Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

4. Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

5. Reviewing with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings;

6. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

7. Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

8.       Reviewing the adequacy of the Company's systems of internal control;

9. Obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

10. Providing an independent, direct communication between the Board of Directors, internal auditors and independent accountants;

11. Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

12. Establishing, reviewing and updating periodically a Code of Ethical Conduct and ensuring that management has established a system to enforce this Code;

13. Reviewing management's monitoring of the Company's compliance with the organization's Ethical Code, and ensuring that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements;

14. Reviewing, with the organization's counsel, legal compliance matters including corporate securities trading policies;

15. Reviewing, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements;

16. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

17. Maintaining minutes or other records of meetings and activities of the Audit Committee;

18. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

19. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

20. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable; and

21. Performing any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate;

                                   APPENDIX B



                              DIOMED HOLDINGS, INC.

                           2003 OMNIBUS INCENTIVE PLAN

                                    MAY 2003

                              DIOMED HOLDINGS, INC.

                           2003 OMNIBUS INCENTIVE PLAN

         1. Purpose. The purpose of this 2003 Diomed Holdings, Inc. Omnibus Incentive Plan (the "Plan") is to further the long-term stability and financial success of Diomed and its Subsidiaries by rewarding selected meritorious employees. The Board of Directors believes that such awards will provide incentives for employees to remain with Diomed, will encourage continued work of superior quality and will further the identification of those employees' interests with those of Diomed's shareholders.

         2. Definitions. As used in the Plan, the following terms have the meanings indicated:

            (a) "Applicable Withholding Taxes" means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that an Employer is required to withhold in connection with any Incentive Award.

            (b) "Beneficiary" means the person or entity designated by the Participant, in a form approved by Diomed, to exercise the Participant's rights with respect to an Incentive Award or receive payment under an Incentive Award after the Participant's death.

            (c) "Board" means the Board of Directors of Diomed, Inc.

            (d) "Cause" shall have the same meaning given to such term (or other term of similar meaning) in any written employment or other similar agreement between the Participant and Diomed or a Subsidiary for purposes of termination of employment under such agreement, and in the absence of any such agreement or if such agreement does not include a definition of "Cause" (or other term of similar meaning), the term "Cause" shall mean (i) any material breach by the Participant of any agreement to which the Participant and Diomed are both parties, (ii) any act or omission to act by the Participant which may have a material and adverse effect on Diomed's business or on the Participant's ability to perform services for Diomed, including, without limitation, the commission of any crime (other than minor traffic violations), or (iii) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of Diomed or a Subsidiary or affiliate of Diomed.

            (e) "Change in Control" means the occurrence of any of the following events:

                  (i) Stock Acquisition. The acquisition by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40 percent or more of either (A) the then outstanding shares of common stock of Diomed (the "Outstanding Company Common Stock"), or (B) the combined voting power of the then outstanding voting securities of Diomed entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control:
                        (A) any acquisition directly from Diomed; (B) any acquisition by Diomed; or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Diomed or any corporation controlled by Diomed; or

                  (ii) Board Composition. Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by Diomed shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Business Combination. The consummation of a merger or consolidation, or sale or other disposition of all or substantially all of the assets of Diomed (a "Business Combination") after which the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own less than 50% of, respectively, the Outstanding Company Common Stock and Outstanding Company Voting Securities of the corporation resulting from such Business Combination (including a corporation which as a result of such transaction owns Diomed or all or substantially all of Diomed's assets either directly or through one or more subsidiaries; or

                  (iv) Liquidation or Dissolution. Approval by the shareholders of Diomed of a complete liquidation or dissolution of Diomed.

         (f) "Code" means the Internal Revenue Code of 1986, as amended.

         (g) "Committee" means the Compensation Committee of the Board or its successor, provided that, if any member of the Compensation Committee does not qualify as both an outside director for purposes of Code Section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the Compensation Committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

         (h) "Company Stock" means common stock, $.001 par value, of Diomed. In the event of a change in the capital structure of Diomed affecting the common stock (as provided in Section 17), the shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

         (i) "Covered Employee" means a Participant who the Committee determines is or may become a covered employee within the meaning of Code Section 162(m) during the performance period of a Performance Grant.

         (j) "Date of Grant" means the date on which the Committee grants an Incentive Award or a future date determined by the Committee.

         (k) "Diomed" means Diomed Holdings Inc., a Delaware corporation.

         (l) "Disability" or "Disabled" means as to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, a condition determined by the Committee to be a Disability.

         (m) "Divisive Transaction" means a transaction in which the Participant's Employer ceases to be a Subsidiary, a sale of substantially all of the assets of a Subsidiary, or a sale or other disposition of assets or of a line of business that is designated as a Divisive Transaction by the Committee.

         (n) "Employer" means Diomed and each Subsidiary that employs one or more Participants.

         (o) "Fair Market Value" means the fair market value of the Company Stock as of such date, under a methodology determined by the Committee, based on the then prevailing prices of the Company Stock on the American Stock Exchange or another exchange designated by the Committee.

         (p) "Incentive Award" means, collectively, a Performance Grant or the award of Restricted Stock, a Restricted Stock Unit, or a Stock Award under the Plan.

         (q) "Incentive Stock Option" means, an Option that qualifies for favorable income tax treatment under Code Section 422.

         (r) "Mature Shares" means shares of Company Stock for which the holder has good title, free and clear of all liens and encumbrances and which the holder either (i) has held for at least six months or (ii) has purchased on the open market.

         (s) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

         (t) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

         (u) "Participant" means any employee or director of Diomed or a Subsidiary who receives an Incentive Award under the Plan.

         (v) "Performance Criteria" means any of the following areas of performance of Diomed or any Subsidiary:

            price per share of Company Stock; return on assets; book value; investment return; return on invested capital (ROIC); free cash flow; value added (ROIC less cost of capital multiplied by capital); total shareholder return; economic value added (net operating profit after tax less cost of capital); operating ratio; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations compared to capital spending; net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; return on capital employed; return on equity; return on investment; return on sales; and sales volume.

            Any Performance Criteria may be used to measure the performance of Diomed as a whole or any Subsidiary or business unit of Diomed. As determined by the Committee, Performance Criteria shall be derived from the financial statements of Diomed, its Subsidiaries or affiliated entities prepared in accordance with generally accepted accounting principles applied on a consistent basis, or, for Performance Criteria that cannot be so derived, under a methodology established by the Committee prior to the issuance of a Performance Grant that is consistently applied.

         (w) "Performance Goal" means, for a Covered Employee, an objectively determinable performance goal that relates to one or more Performance Criteria and that is established by the Committee with respect to a given Performance Grant. For a Participant who is not a Covered Employee, a Performance Goal means any goal or measurement established by the Committee, including subjective performance factors.

         (x) "Performance Grant" means an Incentive Award payable in Company Stock, cash, or a combination of Company Stock and cash that is made pursuant to Section 8.

         (y) "Restricted Stock" means Company Stock awarded under Section 6.

         (z) "Restricted Stock Unit" means a right granted to a Participant to receive Company Stock or cash awarded under Section 7.

         (aa) "Retirement" means a Participant's termination of employment after age 65.

         (bb) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

         (cc) "Stock Appreciation Right" means a right to receive amounts awarded under Section 10.

         (dd) "Stock Award" means Company Stock awarded pursuant to Section 9.

         (ee) "Subsidiary" means any corporation or other entity in which Diomed directly or indirectly owns stock or ownership interests representing more than 50 percent of the combined voting interests of such entity.

         3. Stock.

         (a) Subject to Section 17 of the Plan, there shall be reserved for issuance under the Plan an aggregate of Forty Million (40,000,000) shares of Company Stock, which shall be authorized, but unissued shares, plus any shares of Company Stock which are forfeited, expire or are cancelled without the delivery of shares or which result in the forfeiture of shares back to Diomed. Shares allocable to Incentive Awards granted under the Plan that expire, are forfeited, otherwise terminate unexercised, or are settled in cash may again be subjected to an Incentive Award under the Plan. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, the number shall include the number of shares surrendered by a Participant actually or by attestation or retained by Diomed in payment of Applicable Withholding Taxes and any Mature Shares surrendered by a Participant upon exercise of an Option or in payment of Applicable Withholding Taxes. Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of an Employer acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan.

         (b) Subject to Section 17, No more than Fifteen Million ($15,000,000) shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any 36-month period. The maximum cash payment that can be made for all Incentive Awards granted to any one individual shall be $1,000,000 times the number of 12-month periods in any performance cycle for any single or combined performance goals. Any amount that is deferred by a Participant shall be subject to the limit on the maximum cash payment in the year in which the deferral is made and not in any later year in which payment is made.

         4. Eligibility.

         (a) All present and future employees of Diomed or a Subsidiary at the time of grant shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 18, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award.

         (b) The grant of an Incentive Award shall not obligate an Employer to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

         5. Stock Options.

         (a) The Committee may make grants of Options to Participants. The Committee shall determine the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonqualified Stock Options, and any other terms and conditions to which the Options are subject.

         (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100 percent of the Fair Market Value of the Company Stock on the Date of Grant. Except as provided in Section 17, the exercise price of an Option may not be decreased after the Date of Grant. Except as provided in Section 17, a Participant may not surrender an Option in consideration for the grant of a new Option with a lower exercise price or another Incentive Award. If a Participant's Option is cancelled before its termination date, the Participant may not receive another Option within 6 months of the cancellation unless the exercise price of such Option is no less than the exercise price of the cancelled Option.

         (c) An Option shall not be exercisable more than 10 years after the Date of Grant. The aggregate Fair Market Value, determined at the Date of Grant, of shares for which Incentive Stock Options become exercisable by a Participant during any calendar year shall not exceed $100,000.

         6. Restricted Stock Awards.

         (a) The Committee may make grants of Restricted Stock to Participants. The Committee shall establish as to each award of Restricted Stock the terms and conditions to which the Restricted Stock is subject, including the period of time before which all restrictions shall lapse and the Participant shall have full ownership of the Company Stock (the "Restriction Period"). The Committee in its discretion may award Restricted Stock without cash consideration.

         (b) Except as provided below in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock that is not subject to performance standards restricting transfer shall be three years from the Date of Grant. Except as provided below in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock that is subject to performance standards shall be one year from the Date of Grant.

         (c) Restriction Periods of shorter duration than provided in Section 6(b) and Section 7(b) may be approved for awards of Restricted Stock or Restricted Stock Units combined with respect to up to Four Million Five Hundred Thousand (4,500,000) shares of Company Stock under the Plan subject to Section 17 of the plan.

         (d) Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed. Certificates representing Restricted Stock shall be held by Diomed until the restrictions lapse and the Participant shall provide Diomed with appropriate stock powers endorsed in blank.

         7. Restricted Stock Units.

         (a) The Committee may make grants of Restricted Stock Units to Participants. The Committee shall establish as to each award of Restricted Stock Units the terms and conditions to which the Restricted Stock Units are subject. Upon lapse of the restrictions, a Restricted Stock Unit shall entitle the Participant to receive from Diomed a share of Company Stock or a cash amount equal to the Fair Market Value of the Company Stock on the date that the restrictions lapse.

         (b) Except as provided in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock Units that is not subject to performance standards restricting transfer shall be three years from the Date of Grant. Except as provided in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock Units that is subject to performance standards shall be one year from the Date of Grant.

         8. Performance Grants.

         (a) The Committee may make Performance Grants to any Participant. Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and such other terms and conditions of the Performance Grant. As to each Covered Employee, each Performance Grant shall be granted and administered to comply with the requirements of Code Section 162(m).

         (b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may increase, but not decrease, any Performance Goal during a performance period for a Covered Employee. The Performance Goals for any Performance Grant for a Covered Employee shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25 percent of such period.

         (c) The Committee shall establish for each Performance Grant the amount of Company Stock or cash payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. The Committee shall make all determinations regarding the achievement of any Performance Goals. The Committee may not increase the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments except as provided in a Performance Grant.

         (d) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of Performance Criteria to the Performance Goal. The Committee shall make all calculations of actual payments and shall certify in writing the extent, if any, to which the Performance Goals have been met for a Covered Employee.

         9. Stock Awards. The Committee may make Stock Awards to any Participant. The Committee shall establish the number of shares of Common Stock to be awarded and the terms and conditions applicable to each Stock Award. The Committee will make all determinations regarding the satisfaction of any performance restrictions on a Stock Award. Diomed shall issue the Common Stock under a Stock Award upon the satisfaction of the terms and conditions of a Stock Award. Subject to Section 17, no more than Four Million Five Hundred Thousand (4,500,000) shares of Company Stock (reduced by shares issued under Restricted Stock or Restricted Stock Units subject to Section 6(c)) may be granted under Stock Awards without performance restrictions.

         10. Stock Appreciation Rights. The Committee may make grants of Stock Appreciation Rights to Participants. The Committee shall establish as to each award of Stock Appreciation Rights the terms and conditions to which the Stock Appreciation Rights are subject. The following provisions apply to all Stock Appreciation Rights:

         (a) A Stock Appreciation Right shall entitle the Participant, upon exercise of the Stock Appreciation Right, to receive in exchange an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) an amount not less than 100 percent of the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

         (b) A Stock Appreciation Right may not be exercisable more than 10 years after the Date of Grant. A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Stock Appreciation Right may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised.

         11. Method of Exercise of Options. Options may be exercised by the Participant (or his guardian or personal representative) giving notice to the [Corporate Secretary] of Diomed or his delegate pursuant to procedures established by Diomed of the exercise stating the number of shares the Participant has elected to purchase under the Option. The exercise price may be paid in cash; or if the terms of an Option permit, (i) delivery or attestation of Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, (ii) delivery of a properly executed exercise notice with irrevocable instructions to a broker to deliver to Diomed the amount necessary to pay the exercise price from the sale or proceeds of a loan from the broker with respect to the sale of Company Stock or a broker loan secured by Company Stock, or (iii) a combination of (i) and (ii).

         12. Tax Withholding. Whenever payment under an Incentive Award is made in cash, the Employer will withhold an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving an Incentive Award payable in the form of Company Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. To satisfy Applicable Withholding Taxes and under procedures established by the Committee or its delegate, a Participant may elect to (i) make a cash payment or authorize additional withholding from cash compensation, (ii) deliver Mature Shares (valued at their Fair Market Value) or (ii) have Diomed retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

         13. Transferability of Incentive Awards. Incentive Awards other than Incentive Stock Options shall not be transferable by a Participant and exercisable by a person other than the Participant, except as expressly provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

         14. Deferral Elections. The Committee may permit Participants to elect to defer the issuance of Company Stock or the settlement of awards in cash under the Plan pursuant to such rules, procedures, or programs as it may establish.

         15. Effective Date of the Plan. The effective date of the Plan is May, 2003. The Plan shall be submitted to the shareholders of Diomed for approval. Until (i) the Plan has been approved by Diomed's shareholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no Restricted Stock shall be awarded that is not contingent on these events and no Option granted shall be exercisable.

         16. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on May, 2013. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 17) or reduces the minimum exercise price for Options or exchange an Option for another Incentive Award unless such change is authorized by the shareholders of Diomed. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.

         17. Change in Capital Structure and Change in Control; Certain Reduction in Shares Amounts.

         (a) In the event of a stock dividend, stock split or combination of shares, share exchange, recapitalization or merger in which Diomed is the surviving corporation, spin-off or split-off of a Subsidiary, or other change in Diomed capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of Diomed), the number and kind of shares of stock or securities of Diomed to be subject to the Plan and to Incentive Awards then outstanding or to be granted, the maximum number of shares or securities which may be delivered under the Plan under Sections 3(a), 3(b), 6(b), or 9, the exercise price, the terms of Incentive Awards and other relevant provisions shall be adjusted by the Committee in its discretion, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

         (b) If Diomed is a party to a consolidation or a merger in which Diomed is not the surviving corporation, a transaction that results in the acquisition of substantially all of Diomed's outstanding stock by a single person or entity, or a sale or transfer of substantially all of Diomed's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

         (c) In any Incentive Award, the Committee may make provisions as it deems appropriate for the Change in Control on the Incentive Award, including the acceleration of vesting, the lapse of restrictions, and the satisfaction of Performance Goals. The Committee may make provision for deferral of any Incentive Award under the provisions of Section 14 upon a Change in Control.

         (d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

          (e) Notwithstanding any other provision of this Plan, if Diomed's stockholders do not vote to increase the authorized capital of Diomed to 500,000,000 shares of Common Stock at the same time or prior to their approval of this Plan, the numbers of shares referenced in Sections 3(a), 3(b), 6(c) and 9 shall be reduced to 10,000,000 shares, 3,333,333 shares, 990,000 shares and 990,000 shares respectively.


         18. Administration of the Plan.

         (a) The Committee shall administer the Plan. The Committee shall have general authority to impose any term, limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award. The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant.

         (b) The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

         (c) The Committee shall have the power and complete discretion (i) to delegate to any individual, or to any group of individuals employed by the Company or any Subsidiary, the authority to grant Incentive Awards under the Plan and (ii) to determine the terms and limitations of any delegation of authority.

         (d) If the Participant's Employer is involved in a Divisive Transaction, the outstanding Incentive Awards will be vested pro rata based on time and service, unless the Committee determines otherwise in its sole discretion.

         (e) If a Participant or former Participant (1) becomes associated with, recruits or solicits customers or other employees of an Employer, is employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee) any business that is in competition with Diomed or its Subsidiaries, (2) has his employment terminated by his Employer for Cause, or (3) engages in, or has engaged in, conduct which the Committee determines to be detrimental to the interests of Diomed, the Committee may, in its sole discretion, (A) cancel all outstanding Incentive Awards, including immediately terminating any Options held by the Participant, regardless of whether then exercisable,
      (B) require the Participant or former Participant to repay any payment received under a Incentive Award within the previous two years, and/or (C) offset any other amounts owed to the Participant by any payment received under a Incentive Award within the previous two years.

         (f) In the event of the death of a Participant, any outstanding Incentive Awards that are otherwise exercisable may be exercised by the Participant's Beneficiary or, if no Beneficiary is designated, by the personal representative of the Participant's estate or by the person to whom rights under the Incentive Award shall pass by will or the laws of descent and distribution.

         19. Grants To Outside Directors. Incentive Awards, other than Incentive Stock Options, may be made to directors on the Board if such directors are not employees of Diomed or a Subsidiary ("Outside Directors"). The Board shall have the power and complete discretion to select Outside Directors to receive Incentive Awards. The Board shall have the complete discretion, under provisions consistent with Section 18 as to Participants, to determine the terms and conditions, the nature of the award and the number of shares to be allocated as part of each Incentive Award for each Outside Director. The grant of an Incentive Award shall not obligate Diomed to make further grants to the Outside Director at any time thereafter or to retain any person as a director for any period of time.

         20. Interpretation and Venue. The terms of this Plan shall be governed by the laws of the State of Delaware without regard to its conflict of laws rules.

                                  Appendix C
                                   ----------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              DIOMED HOLDINGS, INC.

        (Pursuant to Section 242 of the Delaware General Corporation Law)

It  is  hereby  certified  that:

     FIRST:     The  name  of  the  corporation  is  Diomed  Holdings, Inc. (the
"Corporation").

SECOND:     The certificate of incorporation of the Corporation was filed by the
Department  of  State  on  April  18, 2002 (the "Certificate of Incorporation").

THIRD:     The  article  of  the  Certificate  of Incorporation affected by this
Certificate  is  ARTICLE  FIFTH.

FOURTH: This Certificate of Amendment is being filed to (i) increase the authorized number of shares of capital stock of the Corporation from 100,000,000 to 500,000,000, and (ii) effect a reverse split of the Corporation' Common Stock in an exchange ratio of _________ currently-issued shares for each new share of Common Stock to be reissued in the reverse split . To accomplish the foregoing amendment, ARTICLE FIFTH of the Certificate of Incorporation is hereby amended to provide as follows:

1. ARTICLE FIFTH, Section 1 of the Certificate of Incorporation shall be amended to state as follows:

"The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 500,000,000, 480,000,000 shares of which shall be shares of Common Stock, $0.001 par value per share (the "Common Stock"), and 20,000,000 of which shall be blank check Preferred Stock, $0.001 par value per share (the "Preferred Stock")."

2. ARTICLE FIFTH, of the Certificate of Incorporation shall be further amended by adding a new Section 2 immediately after Section 1 thereof to state as follows:

"Effective upon the filing of this Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation, each ____ shares of Common Stock, $.001 par value per share, of the Corporation then issued and outstanding or held in the treasury of the Corporation automatically shall be combined into _____ share(s) of Common Stock of the Corporation. There shall be no fractional shares issued. Each holder of shares of Common Stock who otherwise would be entitled to receive a fractional share shall be entitled to receive one whole additional share for the fractional share the stockholder would have otherwise received."

And thereafter by re-numbering the succeeding Sections thereof to reflect the inclusion of new Section 2 as aforesaid.

     FIFTH:     This  amendment  of  the  Certificate  of  Incorporation  was authorized by the unanimous vote of the directors of the Corporation at a meeting of the Board of Directors duly noticed and held, and by the affirmative vote of the holders of a majority of the capital stock of the Corporation at a meeting duly noticed and conducted in accordance with the By-Laws of the Corporation.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Lisa M. Bruneau, its Secretary, on June ____, 2003.

     /s/  Lisa  M.  Bruneau
     -----------------------------
     Lisa  M.  Bruneau,  Secretary